                                          Filed Pursuant To Rule 424(B)(1)
                                          Registration No. 333-58073
                                  $865,000,000

                       KeyCorp Student Loan Trust 1999-A
            $260,000,000 Floating Rate Class A-1 Asset Backed Notes
            $570,400,000 Floating Rate Class A-2 Asset Backed Notes
              $34,600,000 Floating Rate Asset Backed Certificates
                            ------------------------

                       KEY BANK USA, NATIONAL ASSOCIATION

                                     Seller
                                                                  (KEYBANK LOGO)

                            ------------------------

  The KeyCorp Student Loan Trust 1999-A (the "Trust") will issue $260,000,000 aggregate principal amount of Floating Rate Class A-1 Asset Backed Notes (the
"Class A-1 Notes") and $570,400,000 aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and together with the Class
 A-1 Notes, the "Notes") and $34,600,000 aggregate principal amount of Floating Rate Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities") as set forth below. The Class A-1 Notes and Class A-2 Notes will be secured by a pool of law school, medical school, dental school, graduate business school, and other graduate school student loans ("Student Loans"), originated by Key Bank USA, National Association (the "Seller"). The Certificates will represent undivided beneficial ownership interests in the
   Trust. Pennsylvania Higher Education Assistance Agency ("PHEAA" and in its capacity as servicer, "Servicer") and EFS Services, Inc. ("EFS" or "Servicer")
             will service the Student Loans included in the Trust.

  Interest on and principal of the Securities will be payable quarterly on or about the twenty-seventh day of each March, June, September and December, commencing June 28, 1999; provided, that no distributions in respect of principal of the Class A-2 Notes will be payable until the Class A-1 Notes are paid in full, and no distributions in respect of principal of the Certificates will be payable until the Class A-2 Notes are paid in full. The rights of Certificateholders to receive payments of interest and principal shall be subordinated to the rights of the Noteholders to receive payments of interest and principal to the extent described herein.

Neither the Notes nor the Certificates will be listed on any national securities exchange. Credit Suisse First Boston Corporation intends to, and McDonald
    Investments Inc., A KeyCorp Company ("McDonald Investments") may, make a secondary market in the Notes and the Certificates but neither has any obligation to do so. There can be no assurance that a secondary market for the
  Notes or the Certificates will develop or, if it does develop, that it will continue.

 SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR CERTAIN CONSIDERATIONS RELEVANT TO
                        AN INVESTMENT IN THE SECURITIES.
                            ------------------------

  THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICERS OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES
      NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                           Original                                                    Underwriting       Proceeds to
                       Principal Balance    Applicable Margin(1)    Price to Public      Discount          Seller(2)
                       -----------------    --------------------    ---------------    -------------    ---------------
CLASS A-1 NOTES......    $260,000,000               0.14%            $260,000,000      $  572,000.00    $259,428,000.00
CLASS A-2 NOTES......    $570,400,000               0.33%            $570,400,000      $1,853,800.00    $568,546,200.00
CERTIFICATES.........    $ 34,600,000               0.75%            $ 34,600,000      $  165,709.95    $ 34,001,290.05
                         ------------                                ------------      -------------    ---------------
TOTAL................    $865,000,000                                $865,000,000      $2,591,509.95    $861,975,490.05
                         ============                                ============      =============    ===============

---------------

(1) Interest will accrue with respect to each Interest Period at a rate per annum equal to the lesser of (i) the applicable Investor Index plus the applicable Margin and (ii) the Student Loan Rate as described herein. The Investor Index will be Three-Month LIBOR as described herein.

(2) Before deducting expenses, estimated to be $1,123,000.
                            ------------------------

    The Securities are offered by Credit Suisse First Boston Corporation and McDonald Investments (the "Underwriters") when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also Cedelbank, societe anonyme and the Euroclear System on or about February 9, 1999.

    After the initial distribution of the Securities by the Underwriters, this Prospectus may be used by McDonald Investments, an affiliate of the Seller, in connection with market-making transactions in the Securities. McDonald Investments, may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

CREDIT SUISSE FIRST BOSTON    MCDONALD INVESTMENTS
                                                        A KEYCORP COMPANY
                            ------------------------

                The date of this Prospectus is February 3, 1999.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE EXCHANGE OF NOTES AND CERTIFICATES TO COVER SHORT POSITIONS. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained in the Registration Statement. For further information reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and electronically through the Commission's Electronic Gathering and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by Key Bank USA, National Association in its capacity as Administrator (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Securities -- Book-Entry Registration" and " -- Reports to Securityholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust may suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Administrator will provide, without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, 4th Floor, Cleveland, Ohio, 44114, Attention: Trust Administrator, KeyCorp Student Loan Trust 1999-A. Telephone requests for such copies should be directed to the Administrator at (800) 523-7248.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere herein on the pages indicated in the "Index of Principal Terms."

Issuer........................   KeyCorp Student Loan Trust 1999-A (the
                                 "Trust").

Securities Offered............   The Class A-1 Notes, the Class A-2 Notes and
                                 the Certificates (the "Securities"). The initial principal amount of each of the Securities, is set forth on the cover page hereof. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through The Depository Trust Company ("DTC") in the
                                 United States or Cedellbank societe anonyme
                                 ("Cedel") or the Euroclear System ("Euroclear") in Europe and persons acquiring beneficial ownership interests in the Certificates will hold their interests in the Certificates through DTC. See "Description of the Securities -- Book-Entry Registration."
                                 Securityholders will not be entitled to receive a Definitive Security, except in the event that Definitive Securities are issued in the limited circumstances described herein. See
                                 "Description of the Securities -- Definitive
                                 Securities."

Designations

  Class A-1 Notes.............   Floating Rate Class A-1 Asset Backed Notes.

  Class A-2 Notes.............   Floating Rate Class A-2 Asset Backed Notes.

  Notes.......................   Class A-1 Notes and Class A-2 Notes.

  Certificates................   Floating Rate Asset Backed Certificates.

  Securities..................   Class A-1 Notes, Class A-2 Notes and
                                 Certificates.

  T-Bill Indexed Securities...   None.

  LIBOR Indexed Securities....   Class A-1 Notes, Class A-2 Notes and the
                                 Certificates.

Seller........................   Key Bank USA, National Association, a national
                                 banking association (the "Seller"). See "The
                                 Seller, the Administrator and the
                                 Servicers -- The Seller and Administrator."

Servicers.....................   Pennsylvania Higher Education Assistance
                                 Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA") and EFS Services, Inc., a wholly-owned subsidiary of EFS, Inc. of Indiana ("EFS" and together with PHEAA, the "Servicers"). See "The Seller, the
                                 Administrator and the Servicers -- The
                                 Servicers."

Eligible Lender Trustee.......   The First National Bank of Chicago, as trustee
                                 (the "Eligible Lender Trustee") under the
                                 Amended and Restated Trust Agreement dated as of January 1, 1999 (as amended and supplemented from time to time, the "Trust Agreement") between the Seller and the Eligible Lender
                                 Trustee pursuant to which the Eligible Lender
                                 Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust.
                                 See "Formation of the Trust -- Eligible Lender
                                 Trustee."

Indenture Trustee.............   Bankers Trust Company, as trustee (the
                                 "Indenture Trustee") under the Indenture dated as of January 1, 1999 (as amended and supplemented from time to time, the "Indenture") between the Trust and the Indenture Trustee.

Administrator.................   Key Bank USA, National Association, as
                                 administrator (the "Administrator") on behalf of the Trust pursuant to the Administration
                                 Agreement dated as of January 1, 1999 (as amended and supplemented from time to time, the "Administration Agreement"), among the
                                 Administrator, the Trust and the Indenture
                                 Trustee. See "The Seller, the Administrator and the Servicers -- The Seller and Administrator."

Transaction Overview..........   The Trust will issue the Notes pursuant to the
                                 Indenture and Certificates pursuant to the Trust Agreement. The assets of the Trust will include certain law school, medical school, dental school, graduate business school and other graduate school student loans
                                 (collectively, "Student Loans"). Such Student
                                 Loans will be acquired by the Trust from the Seller on the Closing Date and from time to time thereafter as described under " -- Assets of the Trust -- Financed Student Loans"
                                 (collectively, "Financed Student Loans"). The
                                 Financed Student Loans will consist of Financed
                                 Student Loans that are reinsured by the United
                                 States Department of Education (the
                                 "Department") as described under "-- Assets of the Trust -- Financed Student Loans"
                                 (collectively, "Financed Federal Loans") and
                                 Financed Student Loans that are not reinsured by the Department or any other government agency (collectively, "Financed Private
                                 Loans"). The Notes will be secured by the Financed Student Loans and certain other assets of the Trust. The Certificates represent undivided beneficial ownership interests in the Trust and certain other assets of the Trust.
                                 Payments of interest on and principal of the Securities will be made from collections and other payments received with respect to the Financed Student Loans.

                                 The rights of the holders of Certificates will be subordinated to the rights of the holders of Notes to the extent described herein. See "Description of the Transfer and Servicing Agreements -- Credit
                                 Enhancement -- Subordination of the
                                 Certificates."

                                 Set forth below is a summary of the material payment terms of the Securities.

A. Distribution Dates.........   The twenty-seventh day of each March, June,
                                 September and December (unless such day is not a Business Day, then the immediately following
                                 Business Day), commencing June 28, 1999.

B. Record Date................   Payments in respect of the Securities will be
                                 payable to holders of record as of the Business
                                 Day preceding each Distribution Date.

C. Closing Date...............   February 9, 1999

D. Interest Period............   With respect to any Distribution Date (except
                                 for the initial Distribution Date), interest will accrue on the Securities from the previous
                                 Distribution Date to but excluding such
                                 Distribution Date. With respect to the initial
                                 Distribution Date, interest will accrue on the Securities from the Closing Date to, but excluding such Distribution Date.

E. Interest...................   Interest will accrue with respect to each
                                 Interest Period on each class of Securities at a per annum rate equal to the lesser of the Formula Rate and the Student Loan Rate
                                 (determined as described under "Description of the Securities -- The Notes -- Distributions of
                                 Interest").

                                 The "Formula Rate" for any class of Securities shall mean the applicable Investor Index plus the applicable Margin.

                                 The "Investor Index" means:

                                 - For T-Bill Indexed Securities: the daily weighted average of the T-Bill Rates within such Interest Period (determined as described under "Description of the
                                 Securities -- Determination of the T-Bill
                                 Rate"); and

                                 - For LIBOR Indexed Securities: Three-Month
                                 LIBOR (determined as described under
                                 "Description of the Securities -- Determination of LIBOR").

                                 In the case of any LIBOR Indexed Securities and the Initial Interest Period, interest will accrue for the period from the Closing Date to but excluding March 29, 1999 based on Three Month LIBOR as determined on the initial LIBOR Determination Date and for the period from March 29, 1999 to but excluding June 28, 1999 based on Three Month LIBOR as determined on the LIBOR Determination Date in March 1999. See
                                 "-- Description of The
                                 Securities -- Determination of LIBOR".

                                 The "Margin" for each class of Securities is as follows:

                                 Class A-1 Notes: 0.14%
                                 Class A-2 Notes: 0.33%
                                 Certificates: 0.75%

                                 The Student Loan Rate for any Interest Period is a rate calculated generally on the basis of collections on the Financed Student Loans available or expected to be available to pay interest on the Securities after payment of certain expenses of the Trust for such Interest Period. See "Description of the
                                 Securities -- The Notes -- Distributions of
                                 Interest."

                                 Interest on the T-Bill Indexed Securities will be calculated on the basis of the actual number of days elapsed in the related Interest Period divided by 365, or 366 in the case of leap year. Interest on the LIBOR Indexed Securities will be calculated on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

                                 The amount of interest payable on any class of Securities on any Distribution Date will not exceed the Student Loan Rate for such class. To the extent that for any Interest Period the rate for any class of Securities calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of such excess (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the Formula Rate for such class of Securities) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements -- Distributions." The payment of such amounts due to Certificateholders on any Distribution Date (such amount, the "Certificateholders' Interest Index Carryover") is further subordinated to the payment of such amounts due to the Noteholders on any Distribution Date (such amount, the "Noteholders' Interest Index Carryover"). To the extent funds are available therefor, the Certificateholders' Interest Index Carryover may be paid prior to the time that the Notes are paid in full. The ratings on the Securities do not address the likelihood of payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

F. Principal..................   Principal on the Notes will be payable on each
                                 Distribution Date, first to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero. Principal of the Certificates will be payable on each Distribution Date on and after the Class A-2 Notes have been paid in full. The amount of principal distributable on any Distribution Date for Securities generally will be equal to the amount of collections received on the Financed Student Loans during the related Collection Period (less certain expenses of the Trust and other allocations described herein) necessary to reduce the sum of the principal balances of the Notes and Certificates to the Specified Collateral
                                 Balance for such Distribution Date. See
                                 "Description of the Transfer and Servicing
                                 Agreements -- Distributions."

                                 On the Closing Date, the sum of the aggregate initial principal amount of the Notes and the initial Certificate Balance is 103.48% of the sum of the aggregate principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date, the Pre-Funded Amount as of the Closing Date and the amounts on deposit in the Collection Account on the Closing Date. The transaction is structured such that collections on the Financed Student Loans should be available to make accelerated payments of principal on the Notes, thereby reducing the amount by which the outstanding principal balance of the Notes and the Certificate Balance exceeds the sum of the aggregate principal balance of the Financed Student Loans and the Pre-Funded Amount. The actual rate and timing of any accelerated payments of principal, however, will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans. It is expected that initially there may not be any such accelerated payments of principal because of the payment status of many of the Financed Student Loans and the fact that certain of the Financed Student Loans require the related borrowers to pay only interest for a period of two years. There can be no assurance of the actual rate or timing of such accelerated payments of principal or when the sum of the aggregate principal amount of the Notes and the Certificate Balance will equal the sum of the Pool Balance and the Pre-

                                 Funded Amount. See "Risk Factors -- Principal Balance of Securities Exceeds the Sum of the Aggregate Principal Balance of Initial Financed Student Loans and Pre-Funded Amount."

                                 Until the outstanding principal balance of the Notes and the Certificate Balance has been reduced to the Specified Collateral Balance and any Excess Servicing Fee has been paid, no amounts will be available for the payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover with respect to the Notes and the Certificates.

                                 In addition, on the Distribution Date on or immediately following the last day of the Funding Period, the amount remaining on deposit in the Other Additional Funding Subaccount will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable on the Securities on such Distribution Date.

                                 "Principal Distribution Amount" means, for the Securities and with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and the Certificate Balance exceeds the Specified Collateral Balance.

                                 "Specified Collateral Balance" generally means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount as of the last day of the related Collection Period. Following a TERI Trigger Event, the Specified Collateral Balance will equal zero.

                                 A "TERI Trigger Event" shall occur when (i) the Cumulative TERI Claims Ratio (as defined below) exceeds 20% and (ii) a claim has been made under the TERI Guarantee Agreement and TERI has failed to fully satisfy such claim. Notwithstanding the foregoing, no TERI Trigger Event will be deemed to occur if each rating agency rating the Securities waives the TERI Trigger Event.

                                 "Cumulative TERI Claims Ratio" means, with respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate dollar amount of claims filed against TERI under its Guarantee Agreement from the Closing Date through and including the last day of the Collection Period preceding such Distribution Date and the denominator of which is equal to the dollar amount of the Financed Private Loans guaranteed by TERI as of the Closing Date.

G. Maturity Dates.............   Securities                  Final Maturity Date
                                 Class A-1 Notes December 2006 Distribution Date

                                 Class A-2 Notes December 2029 Distribution Date

                                 Certificates    December 2035 Distribution Date

                                 Although the maturity of some of the Financed Student Loans will extend beyond the maturity dates for the Securities, the actual maturity of one or more classes of such Securities could occur sooner than such maturity dates as a result of a variety of factors as described under "Description of the Securities -- The Notes" and " -- The Certificates."

H. Mandatory Redemption of
Notes and Certificates........   On the Closing Date approximately $32,180,804
                                 (the "Subsequent Pool Pre-Funded Amount") will be allocated to the Subsequent Pool Pre-Funding
                                 Subaccount of the Pre-Funding Account to purchase Student Loans, from a pool of Student
                                 Loans currently owned by the Seller (the
                                 "Subsequent Pool") and having as of January 1, 1999 (the "Statistical Cutoff Date") the characteristics described under "The Financed
                                 Student Loan Pool."

                                 If as of March 1, 1999 (the "Special
                                 Determination Date"), the Subsequent Pool
                                 Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date thereafter to redeem each class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal balance of each class of Notes and the initial principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes.

                                 In addition, on the Distribution Date on or immediately following the last day of the Funding Period, any amounts remaining on deposit in the Other Additional Pre-Funding Subaccount on such Distribution Date will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable on the Securities on such Distribution Date.

Risk Factors..................   There are material risks associated with an
                                 investment in the Securities. Prospective investors should consider the risks associated with any investment in the Securities. See
                                 "Risk Factors."

The Trust.....................   The Trust was established under the laws of New
                                 York by the Trust Agreement. The activities of the Trust and the Eligible Lender Trustee will be limited by the terms of the Trust Agreement to acquiring, owning and managing the Financed
                                 Student Loans and the other assets of the Trust as described herein, issuing the Securities, making payments thereon and other activities related thereto.

Assets of the Trust...........   The assets of the Trust will include the
                                 following:

A. Financed Student Loans.....   The Financed Student Loans were or will be
                                 originated by the Seller and will include
                                 Student Loans ("Financed Federal Loans") that are guaranteed as to the payment of principal and interest by PHEAA, the Massachusetts Higher
                                 Education Assistance Corporation now doing business as American Student Assistance
                                 ("ASA"), the Nebraska Student Loan Program
                                 ("NSLP"), or the Educational Credit Management
                                 Corporation ("ECMC" and together with PHEAA in its capacity as a guarantor, ASA and NSLP, the "Federal Guarantors"), and are rein-sured by the United States Department of Education (the "Department"). The Financed
                                 Student Loans will also include Student Loans
                                 ("Financed Private Loans") that are guaranteed or insured as to the payment of principal and interest by The Education Resources Institute,
                                 Inc., a Massachusetts non-profit corporation
                                 ("TERI") or by HEMAR Insurance Corporation of
                                 America ("HICA" and together with TERI, the "Private Guarantors"), and are not reinsured by the Department or any other governmental entity. The Private Guarantors together with the Federal Guarantors may be referred to herein as the "Guarantors". The Financed
                                 Student Loans will be selected from the Student
                                 Loans owned by the Seller based on the criteria specified in the Sale and Servicing Agreement and described herein. The Financed Federal
                                 Loans include certain additional Student Loans to be made under the Federal Consolidation Loan
                                 Program and certain Serial Loans which are Stafford Loans. The Financed Private Loans may also include certain additional Student Loans to be made under the Private Consolidation Loan
                                 Program and certain Serial Loans which are Private Loans. Financed Federal Loans made on or after October 1, 1993 are 98% guaranteed against default by the applicable Federal
                                 Guarantor. The applicable Federal Guarantor is reinsured by the Department up to a maximum of 98% of Guarantee Payments for loans first disbursed on or after October 1, 1993 and 95% for Financed Federal Loans first disbursed on or after October 1, 1998. All references herein to the guarantee and reinsurance coverage with respect to the Financed Federal Loans should be understood to mean such 98% guarantee and 98% maximum reinsurance coverage, respectively, with respect to Financed Federal Loans made on or after October 1, 1993 (but before October 1,
                                 1998), and such 98% guarantee and the 95% maximum reinsurance coverage, respectively for
                                 Financed Federal Loans made on or after October
                                 1, 1998.

                                 Certain incentive programs currently or
                                 hereafter made available by the Seller to borrowers under certain loan programs may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act") will be applicable to the Financed Student Loans only if and to the extent that the Trust receives payment from the Seller (or Seller deposits or causes a deposit to be made into the Collection Account) in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business -- General -- Incentive Programs." The Financed Student Loans will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans. As of the Statistical Cutoff

                                 Date, none of the Initial Financed Student
                                 Loans and none of the Subsequent Pool Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and the Seller expects to write-off as a loss.

                                 As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Initial Financed Student Loans was approximately 8.06% and the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Initial Financed Student Loans was approximately 200.04 months. As of the Statistical Cutoff Date, approximately 61.82% of the outstanding principal balance of the Initial Financed Student Loans consisted of Financed Federal Loans and approximately 38.18% consisted of Financed Private Loans. Of the Initial Financed Student Loans, approximately 36.60% are guaranteed by PHEAA, approximately 25.22% are guaranteed by ASA, approximately 37.15% are guaranteed by TERI and approximately 1.02% are insured by HICA.

                                 As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Subsequent Pool Student Loans was approximately 8.24% and the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Subsequent Pool Student Loans was approximately 122.53 months. As of the Statistical Cutoff Date, the Subsequent Pool Student Loans consisted entirely of Financed Federal Loans (of which approximately 1.57% are guaranteed by PHEAA, approximately 0.46% are guaranteed by ASA, approximately 95.97% are guaranteed by NSLP and approximately 2.00% are guaranteed by ECMC).

                                 The statistical information presented in this Prospectus with respect to the Subsequent Pool Student Loans is as of the Statistical Cutoff Date. While the statistical distribution of the final characteristics of the Subsequent Pool Student Loans when transferred to the Trust will vary somewhat from the statistical information presented in this Prospectus, the Seller does not anticipate that the characteristics of such Subsequent Pool Student Loans will vary materially from such statistical information as of the Statistical Cutoff Date.

                                 "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the Statistical Cutoff Date and ending on May 31,
                                 1999).

                                 The "Initial Pool Balance" will equal (i)
                                 $767,111,823.09 plus (ii) the aggregate
                                 increase in the Pool Balance during the Funding Period (by the Special Determination Date) occurring as a result of the purchase of Subsequent Pool Student Loans.

                                 "Pool Balance" is defined in "Description of the Transfer and Servicing
                                 Agreements -- Distributions." The Pool Balance at any time generally represents the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to all payments received by the Trust on the Financed Student Loans during such Collection Period allocable to principal, all losses realized on Financed Student Loans liquidated during such Collection Period, and all Additional Fundings during such Collection Period.

B. Pre-Funding Account........   During the Funding Period, an account will be
                                 maintained in the name of the Indenture Trustee
                                 (the "Pre-Funding Account"). On the Closing
                                 Date, approximately $62,180,804 (the "Pre-
                                 Funded Amount") of the net proceeds received from the sale of the Securities will be deposited in the Pre-Funding Account. During the Funding Period, the Pre-Funded Amount will be reduced from time to time by the amount thereof used to purchase Additional Student
                                 Loans to be included in the Trust, and, under certain limited circumstances described below, to cover payments of certain fees with respect to the Trust and interest payments on the Securities, in accordance with the Sale and Servicing Agreement. See "Description of the
                                 Transfer and Servicing Agreements -- Additional
                                 Fundings."

                                 On the Closing Date, for administrative
                                 convenience, a portion of the Pre-Funded Amount equal to the Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Pre-Funded Amount equal to $30,000,000 (the "Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans. The Subsequent Pool Pre-Funded Amount will be reduced on each date Subsequent Pool Student Loans are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans, then the amount of such deficiency may be withdrawn from the amounts on deposit in the Other Additional Pre-Funding Subaccount.

                                 The Other Additional Pre-Funded Amount shall also be available to purchase Other Subsequent Student Loans, to pay capitalized interest on any Financed Student Loan and to pay Guarantee Fee Advances during the Funding Period. The "Purchase Price" of any Financed Student Loan will be (i) in the case of Initial Financed Student Loans, an amount equal to 102.85% of the aggregate principal balance of such Initial Financed Student Loan as of the Statistical Cutoff Date, (ii) in the case of Subsequent Pool Student Loans, an amount equal to 102.85% of the aggregate principal balance thereof as of the related Subsequent Cutoff Date and (iii) in the case of Other Subsequent Student Loans, an amount equal to 100.00% of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to, with respect to each Initial Financed Student Loan, the Statistical Cutoff Date, and to, with respect to each Additional Student Loan, the related Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment.

                                 Failure of the Seller to sell sufficient
                                 Student Loans to the Trust during the Funding Period as required by the Sale and Servicing Agreement shall result in a mandatory redemption of the Securities. See
                                 "-- Transaction Overview  -- Mandatory
                                 Redemption of Notes and Certificates."

                                 "Initial Financed Student Loans" means the
                                 Student Loans transferred by the Seller to the Trust as of the Closing Date having an aggregate principal balance of approximately $767,111,823.09, as of the Statistical Cutoff Date.

                                 "Subsequent Pool Student Loans" means the
                                 Student Loans included in the Subsequent Pool.

                                 "Other Subsequent Student Loans" means
                                 Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Additional Pre-Funding Subaccount.

                                 "Additional Student Loans" means collectively the Subsequent Pool Student Loans, the Other Subsequent Student Loans, the Other Student Loans and Guarantee Fee Advances.

                                 "Loan Purchase Termination Date" means the last day of the Funding Period.

                                 "Other Student Loans" means Serial Loans and
                                 Consolidation Loans made to a borrower who is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date, from amounts on deposit in the Escrow Account and Available Loan Purchase Funds (as defined below) to the extent permitted by the Sale and Servicing Agreement. Notwithstanding the foregoing, because the Loan Purchase Termination Date is defined as the last day of the Funding Period, the Trust will not apply any Available Loan Purchase Funds to purchase Other Student Loans.

                                 The "Funding Period" means the period from the Closing Date until the first to occur of (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration

                                 Agreement, (ii) certain events of insolvency with respect to the Seller or (iii) the date on which the amounts on deposit in the Pre-Funding Account would be reduced to zero after giving effect to purchases of Other Subsequent Student Loans on such date, or (iv) the last day of the Collection Period preceding the March 2001 Distribution Date.

C. Escrow Account.............   Pursuant to the Sale and Servicing Agreement,
                                 an account in the name of the Indenture Trustee
                                 (the "Escrow Account") will be established and maintained by the Administrator and such account will be an asset of the Trust. With respect to each Consolidation Loan, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying
                                 Federal Loans and Underlying Private Loans, as applicable, on each Transfer Date (as defined below) held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying
                                 Private Loans, in each case plus accrued interest thereon to the date (the "Transfer
                                 Date") of such conveyance. Amounts on deposit in the Escrow Account will be invested in Eligible Investments and will be used on the succeeding Transfer Date to purchase Additional
                                 Student Loans, as described above, from the Seller.

                                 Any amounts remaining in the Escrow Account on such Transfer Date, after giving effect to the conveyance of all such Student Loans on such Transfer Date, will be deposited into the Collection Account and distributed on the Distribution Date immediately following such Transfer Date. See "Description of the Transfer and Servicing Agreements -- Additional Fundings."

D. Collection Account.........   The Administrator will establish in the name of
                                 the Indenture Trustee one or more accounts into which all collections in respect of the Financed Student Loans will be required to be deposited.

                                 1. Deposits into Collection Account. Pursuant to the Sale and Servicing Agreement, an account in the name of the Indenture Trustee (the "Collection Account") will be established and maintained by the Administrator and such account will be an asset of the Trust. The Seller will make an initial deposit into the Collection Account on the Closing Date of cash or certain Eligible Investments equal to $6,614,533.55. Except under certain conditions described herein, the Servicers will be required to remit all collections received with respect to the Financed Student Loans within two Business Days of receipt thereof to the Collection Account. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments (each as defined under "The Student Loan Financing Business -- Federal Loans Under the Programs") it receives with respect to the Financed Federal Loans within two Business Days of receipt thereof to the Collection Account. If, however, such conditions are satisfied as described herein, such collections received by a Servicer and the Eligible Lender Trustee will be remitted to the Administrator, who will not be required to deposit such amounts into the Collection Account generally until on or before the Business Day preceding each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Payments on Financed Student Loans."

                                 2. Distributions from the Collection Account. Pursuant to the Sale and Servicing Agreement, the Administrator will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on or about the twenty-seventh day of each month (the "Monthly Servicing Payment Date") (i) to the payment to the Seller of any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (ii) to the payment of the Servicing Fee (as defined under " -- Transfer and Servicing Agreements" below) and on each Distribution Date to the following (except as otherwise described herein, in the priority indicated): (i) Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount payable to the Seller; (ii) the Servicing Fee and all overdue Servicing Fees; (iii) the quarterly fee payable to the Administrator and all overdue administration fees; (iv) interest due on the Notes and all overdue interest thereon (other than the Noteholders' Interest Index Carryover) as described above under "-- Transaction Overview -- Interest"; (v) interest due on the Certificates and all overdue interest (other than the Certificateholders' Interest Index Carryover) as described above under
                                 "-- Transaction Overview -- Interest"; (vi) the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance; (vii) principal payable on the Notes as described above under " -- Transaction Overview -- Principal"; (viii) on each Distribution Date on and after which the Notes are paid in full, principal payable on the Certificates as described above under
                                 " -- Transaction Overview -- Principal"; (ix) the Excess Servicing Fee (as defined under
                                 " -- Transfer and Servicing Agreements" below), if any; (x) the aggregate unpaid amount of Noteholders' Interest Index Carryover due to any Noteholders, if any; (xi) the aggregate unpaid amount of Certificateholders' Interest Index Carryover due to any Certificateholders, if any; and (xii) any remaining amounts after application of clauses (i) through (xi) above to the Seller. Additionally, if on any Distribution Date the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount for the Notes, principal will be payable on the Notes in the amount of such excess, to the extent of funds available, before any amount is payable on the Certificates. See "Description of the Transfer and Servicing
                                 Agreements -- Distributions -- Distributions from Collection Account."

                                 The "Maximum TERI Payments Amount" means 19% of the Initial Pool Balance.

                                 The "Specified Reserve Account Balance" with respect to any Distribution Date will be equal to the greater of (i) 0.30% of the aggregate outstanding principal amount of the Notes and the Certificate Balance on such Distribution Date before giving effect to any distribution on such Distribution Date and (ii) $1,297,500; provided, however, that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates. See "Description of the Transfer and Servicing Agreements -- Credit
                                 Enhancement -- Reserve Account."

                                 3. Additional Fundings from the Collection
                                 Account. Amounts on deposit in the Collection Account which constitute Available Loan Purchase Funds may be withdrawn from the Collection Account to the extent necessary (i) on each Transfer Date, during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date, to purchase Other Student Loans, subject to the aggregate purchase limits for the applicable type of Student Loan and (ii) following the end of the Funding Period, in the case of amounts on deposit in the Collection Account, to pay Guarantee Fee Advances. "Available Loan Purchase Funds" means with respect to any Collection Period and any Transfer Date after the Funding Period, the excess of Available Funds (with certain exceptions) for the Collection Period relating to the Distribution Date next succeeding such Transfer Date that are on deposit in the Collection Account on such Transfer Date (before giving effect to any application thereof) over the accrued expected expense payment for such Distribution Date as specified in the Sale and Servicing Agreement. Notwithstanding the foregoing, because the Loan Purchase Termination Date is defined as the last day of the Funding Period, the Trust will not apply any Available Loan Purchase Funds to purchase Other Student Loans or to pay any Guarantee Fee Advances. See "Formation of the Trust -- The Trust" and "Description of the Transfer and Servicing Agreements -- Additional Fundings."

E. Reserve Account............   Pursuant to the Sale and Servicing Agreement,
                                 an account in the name of the Indenture Trustee
                                 (the "Reserve Account") will be established and maintained by the Administrator and such account will be an asset of the Trust. The
                                 Seller will make an initial deposit into the Reserve Account on the Closing Date of cash or certain Eligible Investments equal to
                                 $2,595,000 (the "Reserve Account Initial
                                 Deposit"). On the Closing Date, the Reserve
                                 Account Initial Deposit will equal the
                                 Specified Reserve Account Balance as of the
                                 Closing Date. The amount on deposit in the Reserve Account to the extent used will be replenished up to the Specified Reserve Account
                                 Balance on each Distribution Date by deposits therein from certain amounts available therefor remaining after making all prior distributions on such date. See "Description of the Transfer and Servicing Agreements -- Distributions."

                                 Pursuant to the Sale and Servicing Agreement, amounts on deposit in the Reserve Account will be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee, and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee, the Administration Fee, and interest payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such payments and distributions; provided, that amounts on deposit in the Reserve Account shall only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount for the Notes (after giving effect to such withdrawals from the Reserve Account) is not less than the outstanding principal balance of the Notes. In addition, on the Final Maturity Date for each class of Securities, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such classes of Securities to zero. Amounts on deposit in the Reserve Account will not be available to cover any unpaid Excess Servicing Fee, Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

                                 Pursuant to the Sale and Servicing Agreement, amounts in the Reserve Account on any Distribution Date (without giving effect to any distributions on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be included as Available Funds for distribution on such Distribution Date. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account."

                                 The funding and maintenance of the Reserve
                                 Account is intended to enhance the likelihood of timely payment of interest in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) and payment of principal in respect of the Notes and the Certificates on their respective Final Maturity Dates. In certain circumstances, however, the Reserve Account could be depleted and shortfalls in distributions on the Notes or Certificates could result.

F. Transfer and Servicing
Agreements....................   Under the Sale and Servicing Agreement, the
                                 Seller will sell the Financed Student Loans to the Trust, with the Eligible Lender Trustee holding legal title thereto. In addition, the Servicers will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Financed Student Loans. As of the Statistical Cutoff Date, PHEAA will be the
                                 Servicer with respect to approximately 95.64% of the outstanding principal balance of the Initial Financed Student Loans and EFS will be the Servicer with respect to approximately
                                 4.36% of the outstanding principal balance of the Initial Financed Student Loans. As of the
                                 Statistical Cutoff Date, PHEAA will be the
                                 Servicer with respect to approximately 100% of the outstanding principal balance of the Subsequent Pool Student Loans and EFS will be the Servicer with respect to approximately 0% of the outstanding principal balance of the Subsequent Pool Student Loans. The obligations of the Seller and the Servicers under the Sale and Servicing Agreement include the following:

                                 The Seller will be obligated to repurchase, and the Servicers will be obligated to purchase, any Financed Student Loan if the interests of the Noteholders or the Certificateholders therein are materially adversely affected by a breach of any representation, warranty or covenant (including the applicable Servicer's covenant to service all the applicable Financed Student Loans in accordance with, and to otherwise comply with, applicable laws, restrictions and guidelines) made by the Seller or a Servicer, as the case may be, with respect to the Financed Student Loan, if the breach has not been cured following the discovery by or notice to the Seller or a Servicer, as the case may be, of the breach (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Seller or the applicable Servicer, as the case may be, will be obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to such Financed Federal Loan.

                                 The Servicers will receive, subject to the limitations set forth in the following paragraph, a monthly fee (the "Servicing Fee") payable on each Monthly Servicing Payment Date. The Servicing Fee will be payable from distributions and from amounts on deposit in the Reserve Account commencing March 1, 1999. The Servicing Fee shall be equal to the sum of
                                 (i) the Servicing Fee Percentage (as defined below) of the outstanding principal balance of Financed Student Loans each Servicer is servicing as of the last day of the calendar month immediately preceding the applicable Monthly Servicing Payment Date, and (ii) in the case of PHEAA, certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The "Servicing Fee Percentage" means, with respect to each Servicer, the per annum percentage specified in a fee schedule for such Servicer delivered to the Eligible Lender Trustee on the Closing Date.

                                 Notwithstanding the foregoing, in the event that the aggregate fees payable to the Servicers from distributions as described above for any Monthly Servicing Payment Date would exceed 0.50% per annum of the Pool Balance as of the last day of the calendar month immediately preceding the applicable Monthly

                                 Servicing Payment Date (other than any
                                 deconversion fees), (the "Capped Amount"), then the "Servicing Fee" with respect to such Monthly Servicing Payment Date will instead be the Capped Amount for such date. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the "Excess Servicing Fee"), will be payable to the Servicers on each succeeding Distribution Date out of funds available therefor after payment on such Distribution Date of the Servicing Fee, the Administration Fee, amounts payable in respect of the Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance.

                                 Pursuant to the Sale and Servicing Agreement and the Administration Agreement, the Administrator will agree with the Trust to be responsible for, among other things, preparing and filing with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department in respect of the Financed Federal Loans entitled thereto and preparing and providing monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders.

Auction of Trust Assets.......   Any Financed Student Loans remaining in the
                                 Trust as of the end of the Collection Period immediately preceding the March 2009
                                 Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates
                                 (other than the Seller), PHEAA, TERI and unrelated third parties may offer bids to purchase all, but not less than all of such Financed Student Loans on such Distribution
                                 Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount
                                 (the "Minimum Purchase Amount") equal to the greatest of (i) the Auction Purchase Amount,
                                 (ii) the fair market value of such Financed
                                 Student Loans as of the end of the Collection
                                 Period immediately preceding such Distribution
                                 Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates in each case plus accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders'
                                 Interest Index Carryover and
                                 Certificateholders' Interest Index Carryover).
                                 If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. The net proceeds of any such sale will be used to redeem any outstand-ing Notes and to retire any outstanding
                                 Certificates on such Distribution Date.

                                 If the sale is not consummated in accordance with the procedures described above, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Financed Student Loans on future Distribution Dates upon terms similar to those described above. In the event the Financed Student Loans are not sold in accordance with the foregoing, the Specified Collateral Balance shall be reduced to zero and all amounts on deposit in the Collection Account (after payment of the Servicing Fee, Administration Fee, and interest on the Notes and Certificates) on each subsequent Distribution Date will be paid as principal to the Noteholders and then the Certificateholders until the outstanding principal balance of the Notes and Certificates has been reduced to zero. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the March 2009 Distribution Date or any subsequent Distribution Date.

                                 "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as of such date. See "Description of the Transfer and Servicing Agreements -- Termination."

Optional Purchase.............   The Seller may repurchase all remaining
                                 Financed Student Loans, and thus effect the early retirement of the Certificates, on any Distribution Date on or after which the Pool
                                 Balance is equal to 5% or less of the Initial
                                 Pool Balance. See "Description of the Transfer and Servicing Agreements -- Termination."

Tax Considerations............   Upon issuance of the Notes and Certificates,
                                 Thompson Hine & Flory LLP, as federal tax counsel to the Trust ("Federal Tax Counsel") will deliver an opinion to the effect that, (i) the Notes will be characterized as debt for federal income tax purposes, although there is no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes and, (ii) for federal income tax purposes, the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each
                                 Noteholder, by acceptance of a beneficial interest in a Note, will agree to treat such Note as indebtedness, and each
                                 Certificateholder, by acceptance of a
                                 beneficial interest in a Certificate, will agree to treat the Trust as a partnership in which they are partners.

                                 Upon issuance of the Notes and Certificates, Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the Trust ("Pennsylvania Tax Counsel"), will deliver an opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

                                 See "Income Tax Consequences" for additional information concerning the application of federal and Pennsylvania state tax laws.

ERISA Considerations..........   Subject to the considerations discussed under
                                 "ERISA Considerations," the Notes may be acquired by employee benefit plans or other retirement arrangements.

                                 The Certificates may not be acquired by
                                 employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended or by any other entity that is deemed to hold assets of such plan or arrangement. See "ERISA Considerations."

Rating of the Securities......   It is a condition to the issuance and sale of
                                 the Notes and the Certificates that each class of Notes be rated in the highest investment rating category and that the Certificates be rated in one of the four highest investment rating categories by at least two nationally recognized rating agencies. The ratings of the Notes do not address the likelihood of the payment of any Noteholders' Interest Index
                                 Carryover and the ratings of the Certificates do not address the likelihood of the payment of any Certificateholders' Interest Index
                                 Carryover. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby.

     Limited Assets of Trust. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Financed Private Loans to the extent assigned to the Trust by the Seller ("Assigned Rights")), the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account. Each Class of Notes represents obligations solely of the Trust, and the Certificates represent interests solely in the Trust and its assets, and neither the Notes nor the Certificates will be insured or guaranteed by the Seller, the Servicers, the Guarantors, the Eligible Lender Trustee or the Department. Holders of the Notes and the Certificates must rely on payments with respect to the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Pre-Funding Account, the Escrow Account and the Reserve Account. The Pre-Funding Account will only be available during the Funding Period to cover (i) obligations of the Trust relating to Additional Fundings and (ii) shortfalls in respect of the payment of interest on the Notes and Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) and certain administrative and servicing fees of the Trust to the extent that the Reserve Account has been reduced to zero. The Escrow Account will also be available to cover obligations of the Trust relating to purchases of Consolidation Loans. Except as described above, neither the Pre-Funding Account nor the Escrow Account are intended to cover losses on the Financed Student Loans. Similarly, amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. In addition, funds in the Reserve Account will first be made available to cover shortfalls in distributions of interest and principal on the Notes. Amounts on deposit in the Reserve Account or the Pre-Funding Account will not be available to cover shortfalls in payment of interest on the Certificates if after giving effect to withdrawals from the Reserve Account and the Pre-Funding Account, respectively, the Note Collateralization Amount for the Notes is less than the aggregate principal balance of the Notes. If the Reserve Account and the Pre-Funding Account are exhausted, holders of the Securities will depend solely on payments with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Credit Enhancement."

     Principal Balance of Securities Exceeds the Sum of the Aggregate Principal Balance of Initial Financed Student Loans and Pre-Funded Amount. On the Closing Date, the sum of the aggregate initial principal balances of the Class A-1 Notes and Class A-2 Notes and the Certificate Balance is 103.48% of the sum of the aggregate principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date, the Pre-Funded Amount as of the Closing Date and the amounts on deposit in the Collection Account on the Closing Date. Each Initial Financed Student Loan will be purchased by the Trust for an amount equal to 102.85% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the Statistical Cutoff Date. In addition, each Subsequent Pool Student Loan will be purchased by the Trust for an amount equal to 102.85% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the related Subsequent Cutoff Date. Because Other Subsequent Student Loans and Other Student Loans are purchased for an amount equal to 100.00% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the related Subsequent Cutoff Date, the purchase of Other Subsequent Student Loans and Other Student Loans should not increase the amount by which the principal balance of Securities exceeds the sum of the Pool Balance and the Pre-Funded Amount. However, because the actual rate and timing of and any accelerated payments of principal will depend on a number of factors, including the rate and timing of the principal payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes and principal balance of the Certificates will be equal to or less than the sum of the Pool Balance, the Pre-Funded Amount and the amounts on deposit in the Reserve Account. Also because 14.60% of the Initial

Financed Student Loans and 1.06% of the Subsequent Pool Student Loans have repayment terms that require borrowers to make only interest payments for the first two years after entry into repayment, the actual rate or timing of such accelerated payments may be reduced. As a result, if, (i) an Event of Default should occur under the Indenture or an Insolvency Event should occur or (ii) the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Securities exceeded the sum of the Pool Balance, the Pre-Funded Amount and the amounts on deposit in the Reserve Account, such Financed Student Loans would likely have to be liquidated at a premium for holders of Certificates and, in some circumstances, holders of Notes, not to suffer a loss.

     Subordination of Certificates to Notes. The rights of the holders of Certificates to receive payments of interest are subordinated to the rights of the holders of Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of Certificates to receive payments of principal are subordinated to the rights of the holders of Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and, to the extent necessary, the Reserve Account and, during the Funding Period, the Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the Notes before payment of interest on the Certificates. Moreover, the holders of Certificates will not be entitled to any payments of principal until the Notes are paid in full. In addition, if (i) an Event of Default occurs and is continuing under the Indenture or (ii) an Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes, distributions with respect to the Certificates may be delayed or reduced. Notwithstanding the foregoing, distributions to Certificateholders of the amount of interest (other than any Certificateholders' Interest Index Carryover) and principal payable thereon on any Distribution Date will not be subordinated to the payment of any Noteholders' Interest Index Carryover that may exist from time to time. The Certificateholders bear directly the credit and other risks associated with an undivided interest in the Trust. See "Description of the Securities -- The Certificates -- Subordination of the Certificates," "Description of the Transfer and Servicing Agreements -- Distributions" and "--Credit Enhancement -- Subordination of the Certificates."

     Borrower Default Risk on Certain Federal Loans. Under the Omnibus Budget Reconciliation Act of 1993, Financed Federal Loans first disbursed on or after October 1, 1993, are 98% insured by Federal Guarantors. As a result, to the extent a borrower of such a Financed Federal Loan defaults, the Trust will experience a loss of 2%, of outstanding principal and accrued interest on each such defaulted Financed Federal Loan. A defaulted loan will be fully assigned to the applicable Federal Guarantor in exchange for a guarantee payment on the guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the unguaranteed portion. Financed Federal Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower regardless of disbursement date. Approximately 99.35% of the Initial Financed Student Loans and approximately 98.32% of the Subsequent Pool Student Loans consist of Financed Federal Loans first disbursed on or after October 1, 1993.

     Dependence on Guarantors as Security for Financed Student Loans. All of the Financed Student Loans will be unsecured. As a result, the only security for payment of the Financed Student Loans are the guarantees provided under the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Moreover, to the extent that the Department pays reimbursement claims submitted by a Federal Guarantor in respect of defaulting Student Loans for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Federal Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993 but before October 1, 1998, and 95% for loans made on or after October 1, 1998) to a minimum, depending on the guarantors default rate, of 80% (78% for loans made on or after October 1, 1993 but before October 1, 1998, and 75% for loans made on or after October 1, 1998).

     Pursuant to the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Higher Education Act, if the Department has determined that a federal guarantor is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by such guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Federal Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

     TERI and HICA, the Private Guarantors, are not entitled to any federal reinsurance or assistance from the Department. Although each of TERI and HICA maintains loan loss reserves intended to absorb losses arising from guarantee commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI and HICA, respectively, over the term of the Financed Private Loans. There can be no assurance that TERI, HICA or any other Guarantor will have the financial resources to make all guarantee/insurance payments related to the Financed Private Loans that may arise from time to time. The inability of any Guarantor to meet its guarantee/insurance obligations could reduce the amount of principal and interest paid to the holders of the Securities. Although approximately 37.15% of the Initial Pool Balance consists of Financed Private Loans guaranteed by TERI, the aggregate amount of all guarantee payments made by TERI with respect to any Financed Private Loans, which may be available for distributions with respect to the Securities shall be no greater than the Maximum TERI Payments Amount. See "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans" and "Description of the Transfer and Servicing Agreements."

     TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

     The failure of TERI (subject to the Maximum TERI Payments Amount) or HICA to make any Guarantee Payment may extend the weighted average life of one or more classes of the Securities.

     "Maximum TERI Payments Amount" means 19% of the Initial Pool Balance.

     Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans. The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing Student Loans that are reinsured by the Department ("Federal Loans") and guarantors guaranteeing Federal Loans to follow specified procedures, including due diligence procedures, to ensure that the Federal Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "The Student Loan Financing Business" and "Description of the Transfer and Servicing Agreements -- Servicing Procedures." The Servicers have agreed pursuant to the Sale and Servicing Agreement to perform servicing and collection procedures on behalf of the Trust in accordance with the Higher Education Act and the rules and regulations promulgated thereunder. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans may result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender

Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their agreements with the Eligible Lender Trustee to, inter alia, guarantee the payment of such Financed Federal Loans (each such agreement, a "Guarantee Agreement"). Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee Payments") to the Trust. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay timely interest and principal on any Distribution Date, and principal on such Securities on the related Final Maturity Dates.

     Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the applicable Servicer is obligated to purchase, any Financed Federal Loan, if a breach of the representations, warranties or covenants of the Seller or the applicable Servicer, as the case may be, with respect to such Financed Federal Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Federal Guarantor's obligation to guarantee payment of such Financed Federal Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller or the applicable Servicer, as the case may be, is obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments and Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the applicable Servicer's covenants, as the case may be, with respect to such Financed Federal Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants." There can be no assurance, however, that the Seller or the applicable Servicer will have the financial resources to do so. The failure of the Seller to so repurchase or the applicable Servicer to so purchase a Financed Federal Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

     Risk of Loss of Private Guarantor Payments for Failure to Comply with Loan Origination and Servicing Procedures for Private Loans. There are certain rules and procedures applicable to originating and servicing Student Loans not reinsured by the Department or any other governmental agencies ("Private Loans"), which are analogous to those of Federal Loans. Failure to make or service properly a Financed Private Loan in accordance with those procedures could adversely affect the Eligible Lender Trustee's ability to obtain guarantee payments from TERI (subject to the Maximum TERI Payments Amount) or insurance payments from HICA. Loss of such guarantee/insurance payments could adversely affect the Trust's ability to pay principal and interest on the Securities. As described above for Financed Federal Loans, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the applicable Servicer is obligated to purchase, a Financed Private Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants." There can be no assurance, however, that the Seller or the applicable Servicer will have the financial resources to do so.

     Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors. There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. Such changes could result in a reduction of the Federal Guarantors' ability to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Federal Loans which in turn could result in a reduction in the Trust's ability to pay principal and interest on the Notes. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance, however, that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors.

     Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Federal Guarantors, as such changes reduce certain financial benefits previously enjoyed by Federal Guarantors and give the Department broad powers over Federal Guarantors and their reserves. See "The Student Loan Financing
Business -- Federal Loans Under the Programs" for a more detailed description of the impact of such legislation on Federal Guarantors. The changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the Stafford Loan Program, and the Federal Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs"). Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the Servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the Servicers is reduced. Such reductions or effects could occur as a result of reductions in the volume of new loans made under the Federal Programs or the consolidation of existing loans under the Federal Direct Student Loan Program. Such cost increases could affect the ability of the Servicers to satisfy their obligations to service the Financed Student Loans or to purchase Financed Student Loans in the event of certain breaches of its covenants. See "Description of the Transfer and Servicing Agreements -- Servicer Covenants." Such volume reductions could further reduce revenues received by the Federal Guarantors available to pay claims on defaulted Financed Federal Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Programs could be reduced, resulting in fewer potential buyers of the Financed Federal Loans and lower prices available in the secondary market for those loans.

     Fees Payable on Certain Financed Federal Loans. The Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Securityholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Securities and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Other Subsequent Student Loan and Other Student Loan which is a Federal Consolidation Loan), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If the amount of Interest Subsidy Payments and Special Allowance Payments due to the Trust are not sufficient to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Securityholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Securityholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

     Recent Developments -- Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan; (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum); (3) providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans. Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

     Recent Developments -- FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the Administrative Cost Allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

     Recent Developments -- 1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment).

     Recent Developments--1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

          - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

          - Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

          - Additional recall of reserve funds by the Secretary of Education (the "Secretary") was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

          - The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

          - The percentage of collections on defaulted Student Loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

          - Federal reinsurance provided to federal guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

          - The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

          - Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

          - Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

          - The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

          - The Federal Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

          - Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

          - The Secretary is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

          - Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's Underlying Federal Loans to issue a Federal Consolidation Loan to a borrower whose Underlying Federal Loans are held by multiple holders.

          - Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the Federal Direct Student Loan Program.

          - The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

          - Discharge of FFELP and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven (7) years prior to the bankruptcy filing.

     All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for federal guarantors. The new recall of reserves and reduced reinsurance for federal guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

     Consolidation of Federal Benefit Billings and Receipts with Other
Trusts. Due to a Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

     In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by federal guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or federal guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a federal guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a federal guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or such federal guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such federal guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

     In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the trust agreements for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") will require each Seller Trust (including the Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a federal guarantor arising from the Financed Federal Loans held by the Eligible Lender Trustee on such Seller Trust's behalf.

     Risks Associated with Year 2000 Compliance. The Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee utilize a significant number of computer software programs and operating systems and are highly dependent on computer systems operated by third parties which include, but are not limited to, their suppliers, customers, brokers and agents and the telephone, electric and utility companies. To the extent that any computer system relied upon by the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee or any third party, has software applications and contains source codes that are unable to appropriately interpret the upcoming calendar year 2000, some level of modification or replacement of such applications or hardware may be necessary. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicers', the Guarantors', the Seller's, the Administrator's, the Eligible Lender Trustee's and the Indenture Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. Several federal regulatory agencies, including the Commission, require the entities that they regulate to take steps to address problems which may arise in relation to the year 2000.

     The Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee currently are assessing the impact of modifications or replacements required to adjust for the year 2000. The Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee are utilizing both internal and external resources to identify, correct or reprogram, and test their systems for year 2000 compliance. It is anticipated that all reprogramming efforts and necessary testing will be completed prior to the year 2000. The Servicers, the Guarantors, the

Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee have initiated formal communications with those third parties on whom they will rely to determine the extent to which the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee are vulnerable to the failure of these third parties to remediate their own year 2000 issue. However, there can be no assurance that the systems of third parties on which the systems of the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee rely will be converted in a timely fashion, or that a failure to convert by a third party, or a conversion that is incompatible with the systems of the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee would not have an adverse effect on the business, financial condition or results of operations of the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, respectively. The total year 2000 project cost and estimates for the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee include the estimated costs and time associated with the impact of the third parties' year 2000 issue, and are based on presently available information. The costs allocated to the year 2000 project are significant. The costs of the project and the dates on which the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee plan to complete their year 2000 modifications are based on their best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modifications plans and other factors. However, there can be no assurance that these estimates will be achieved and actual results could differ materially from such estimates. Specific factors that might cause such material differences include, but are not limited to: (i) the availability and cost of personnel trained in this area, (ii) the ability to locate and correct all relevant computer codes and (iii) similar uncertainties.

     No assurance can be given that any or all of the systems discussed above, including the systems of the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, are or will be year 2000 compliant or that the costs required to address year 2000 issues will not adversely affect the business, financial condition or results of operations of the respective party or the performance of their obligations under the Sale and Servicing Agreement. As a result of this potential effect on the operations of the Servicers, the Guarantors, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, the timely receipt of payment by the Securityholders may also be adversely affected.

     Year 2000 Compliance of the Department. The Department has undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department's year 2000 efforts can be obtained at the Department's site on the World Wide Web at http://www.ed.gov. Officials at the Department have made statements to the public acknowledging that the Department has been placed on the Office of Management and Budget's "watch list" for not meeting certain milestones toward year 2000 compliance, but have further indicated that compliance for the Department's mission-critical systems relating to FFELP are on schedule for completion by the Office of Management and Budget's March 1999 deadline. Any failure by the Department to resolve any year 2000 issues or any adverse effect on the Department caused by a party on which the Department relies as a result of year 2000 issues may have a material adverse effect on FFELP, the Federal Guarantors and the Securityholders.

     Incentive programs. The Seller currently makes available and may hereafter make available certain incentive programs to borrowers. The effect of these incentive programs may be to reduce the yield on the Initial Financed Student Loans or on Additional Student Loans which may be added to the Trust. If any such incentive program reduces the yield on the affected Student Loan and, with respect to Financed Federal Loans, is not required by the Higher Education Act, such program will be applicable to Student Loans in the Trust only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset such yield reduction.

     Inability of Indenture Trustee to Liquidate Financed Student Loans. If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized to sell the Financed Student Loans (without the consent of the Certificateholders). In that event, PHEAA, TERI and certain unrelated parties will be given the opportunity, upon 30 days' prior notice, to bid to purchase the Financed Student Loans and, if any is the highest bidder, the Financed Student Loans must be sold to that entity. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that PHEAA, TERI or any other party will submit a bid therefor or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. In addition, in the event of (i) any sale of the Financed Student Loans on behalf of the Trust prior to the Certificate Final Maturity Date to any person (other than the Seller, the Administrator or the Servicers) in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA or EFS, as applicable, as Servicer or (ii) any termination by the Trust of PHEAA as Servicer of the Financed Student Loans it services or EFS as Servicer of the Financed Student Loans it services, except for any termination for cause or as a result of any Servicer Default, the Trust shall pay to PHEAA and EFS, as the case may be as a part of the Servicing Fee (not subject to the Capped Amount) the following deconversion fee, per Financed Student Loan, based on the status of the Financed Student Loan at the time of deconversion: (a) $115 for each in-school Stafford Loan, in-school deferred SLS Loan, Law Loan, Medical Loan, Dental Loan, Business Loan, Graduate Loan, Bar Exam Loan and Residency Loan (each as described under "The Student Loan Financing Business -- Federal Loans Under the Programs" and "-- Private Loans Under the Programs"); and (b) $62.50 for each Financed Student Loan of any other status or loan type. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of the Securities and accrued interest thereon, the Securityholders will suffer a loss. In such circumstances, the Certificateholders would not be entitled to receive any portion of such proceeds, however, the Certificateholders have certain consent rights relating to any liquidation of the Financed Student Loans that would result in such shortfall. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class A-1 Final Maturity Date, in the case of the Class A-1 Notes and the Class A-2 Final Maturity Date, in the case of the Class A-2 Notes. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement."

     Failure to Comply with Third-Party Servicer Regulations May Adversely Affect Loan Servicing. On November 29, 1994, the Secretary of the Department of Education published final regulations amending the Student Assistance General Provisions and Federal Family Education Loan Program ("FFELP") regulations. These regulations, among other things, establish requirements governing contracts between holders of Federal Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

     Under these regulations, a third-party servicer (such as the Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Servicer will not be fined or held liable by the Department for liabilities arising out of its FFELP activities for the Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the Financed Federal Loans and to satisfy its obligation to purchase Financed Federal Loans with respect to which it breaches its representations, warranties or covenants under the Sale and Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, the Sale and Servicing Agreement provides for the removal of the applicable Servicer and the appointment of a Successor Servicer.

     Characteristics of the Financed Student Loans Will Vary. Certain characteristics of the Financed Student Loans will vary from the characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the Financed Student Loans after each Additional Funding and the remaining term to maturity may vary significantly from the actual term to maturity as a result of the granting of deferral and forbearance periods.

     Insolvency Risk of Seller. The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Sale and Servicing Agreement constitutes a valid sale and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Noteholders and the Certificateholders. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. In the event that the Seller becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Financed Student Loans."

     In addition, in the event of the occurrence of certain insolvency related events with respect to the Seller, the Financed Student Loans may be required to be sold. There can be no assurance, however, that the net sale proceeds will be sufficient to repay the principal amount of the Notes and the Certificates in full plus accrued interest thereon. See "Description of the Transfer and Servicing Agreements -- Insolvency Event."

     Custodial Risk of Servicer. Pursuant to the Sale and Servicing Agreement, the applicable Servicer as custodian on behalf of the Trust, with respect to the Financed Student Loans it services, will have custody of the promissory notes evidencing the related Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee, if the purchaser (or secured party) acquired such Financed Student Loans without knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

     Insolvency Risk of Servicer or Administrator. In the event of a Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to a Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Servicer or Administrator, as the case may be, and delays in collections in respect of the Financed Student Loans may occur. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default and Administrator Default."

     Prepayment Risk from Pre-Funded Amount. On the Closing Date, the Eligible Lender Trustee on behalf of the Trust will own the $767,111,823.09 outstanding principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date and the $62,180,803.50 aggregate Pre-Funded Amount on deposit in the Pre-Funding Account. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date thereafter to redeem each class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal amount of each class of Notes and the initial principal balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date only to holders of the Class A-1 Notes.

     Although the Seller intends to sell all of the Financed Student Loans constituting the Subsequent Pool to the Trust on or prior to the Special Determination Date, because of the potential for a bankruptcy or death of a borrower subsequent to the Statistical Cutoff Date and other administrative reasons, the Seller may not be able to sell all such Financed Student Loans to the Trust. Further, if the sum of (i) the principal amount of eligible Financed Student Loans originated by the Seller during the Funding Period, net of the principal amount of the Financed Student Loans sold to the Seller during the Funding Period in connection with the Seller's making of Consolidation Loans, and (ii) the amount of Guarantee Fee Advances during the Funding Period is less than the difference between the initial Pre-Funded Amount and the initial principal balance of the Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, the Trust will have insufficient opportunities to make Additional Fundings, thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph.

     To the extent that the Pre-Funded Amount has not been fully applied to Additional Fundings by the Trust by the end of the Funding Period, such amount will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable on the Securities on such Distribution Date. It is anticipated that the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders. Any reinvestment risk will be borne directly by the Noteholders. See also "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions" regarding the risk to Noteholders and Certificateholders of prepayment in the event that Consolidation Loans are made with respect to the Financed Student Loans by the Seller after the Funding Period or by another lender at any time.

     Prepayment, Maturity and Yield Risks. All the Financed Student Loans are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments)). The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general market for legal, medical, dental and other post-graduate professional services. In addition, under certain circumstances, the Seller will be obligated to repurchase or the applicable Servicer will be obligated to purchase Financed Student Loans from the Trust pursuant to the Sale and Servicing Agreement as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller, (i) after the Loan Purchase Termination Date or
(ii) from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or, if they do so, that such Consolidation Loans will not be made (x) after the Loan Purchase Termination Date or (y) by another lender at any time. See "The Student Loan Financing Business" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions."

     The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The lower rate applies only to borrowers who apply for Student Loans before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. Any such prepayments will result in a more rapid amortization of the Securities then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time.

     On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods (each as defined under "The Student Loan Financing Business -- Federal Loans Under the Programs") and comparable periods with respect to the Financed Private Loans or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust as described herein or of refinancings through Consolidation Loans having longer maturities, which may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. In addition, the stated maturity of many of the Financed Student Loans will occur well beyond the Final Maturity Date. See "The Student Loan Financing Business" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions." Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also (i) "Description of the Transfer and Servicing Agreements -- Additional Fundings" regarding the prepayment of principal to holders of Notes and Certificates if, as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to holders of the Notes as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, (ii) "-- Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and (iii)
"-- Termination" regarding the Seller's option to purchase the Financed Student Loans when the Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the March 2009 Distribution Date. In addition, in the event a TERI Trigger Event occurs, the holders of Notes and Certificates may receive accelerated payments of principal. Any reinvestment risk from such accelerated payment of principal will be borne by the holders of Notes and Certificates receiving such prepayment.

     Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the March 2009 Distribution Date will be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on such Distribution Date are received, as

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

described herein, the proceeds of the sale will be applied on such Distribution Date to redeem any outstanding Notes and to retire any outstanding Certificates on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Distribution Date are not received, the sale of such Financed Student Loans may occur on a subsequent Distribution Date, as described herein, and applied on such date to redeem any outstanding Notes and retire any outstanding Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the March 2009 Distribution Date or any subsequent Distribution Date. See "Description of the Transfer and Servicing
Agreements -- Termination."

     Holders of Notes or Certificates should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield.

     Prepayment Risks Differ Between the Notes and the Certificates. Because (except for certain limited circumstances) the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Notes have been paid in full, and the holders of Certificates will receive no payments of principal until the Class A-2 Notes have been paid in full, the Class A-1 Notes and, to a lesser extent, the Class A-2 Notes bear relatively greater risk than do the Certificates of an increased rate of principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans or liquidations due to default or breach). In addition, the Class A-1 Notes generally bear the risk of principal prepayments as a result of any remaining Pre-Funded Amount at the end of the Funding Period and any remaining Subsequent Pool Pre-Funding Amount after the Final Subsequent Transfer Date if either of such amounts is equal to or less than $10,000,000. On the other hand, Certificateholders, and, to a lesser extent, the Class A-2 Notes bear a greater risk of delay in the receipt of principal than do Class A-1 Noteholders in the event of a shortfall in Available Funds and in amounts on deposit in the Reserve Account because the Certificates do not receive principal distributions from Available Funds until the Class A-2 Notes are paid in full and the Class A-2 Notes do not receive principal distributions until the Class A-1 Notes are paid in full.

     Variability of Actual Cash Flows. Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment and the borrower's selection of a repayment option (which may include interest only payments for certain periods), and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of funds available for distribution on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders on such Distribution Date. In addition, because the funds available for distribution on any Distribution Date include Interest Subsidy Payments and Special Allowance Payments on the Financed Federal Loans that are received during that Collection Period (and which accrued during the prior Collection Period) and because the Student Loan Rate is based on the amount of Interest Subsidy Payments and Special Allowance Payments that have accrued during such Collection Period, a significant increase in the amount of such payments being made by the Department in respect of the Financed Federal Loans from one Collection Period to the next (as a result, for example, of a significant increase in prevailing interest rates) could result in a temporary shortfall in the funds available for distribution for the given Distribution Date. In addition, the failure of a Guarantor to timely meet its guarantee obligations with respect to the Financed Student Loans could also reduce the amount of funds available for distribution on a given Distribution Date. The effect of such factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans, or the Trust's ability to pay principal and interest with respect to the Securities is impossible to predict.

     Certain incentive programs currently or hereafter made available by the Seller to borrowers under the Programs may also be made available by a Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that a Servicer receives payment from the Seller (or Seller deposits or causes a deposit to be made into the Collection Account) in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business -- General -- The Graduate Loan
Programs -- Incentive Programs."

     Noteholders' Right to Control Upon Certain Defaults may Adversely Affect Certificateholders. In the event a Servicer Default or an Administrator Default occurs, the Indenture Trustee or the Noteholders, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default and Administrator Default," may remove a Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove a Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by a Servicer and the Administrator, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults."

     Consumer Protection Laws May Affect Enforceability of Student
Loans. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Student Loans. In addition, the remedies available to the Indenture Trustee or the Noteholders upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws. See "Certain Legal Aspects of the Financed Student Loans."

     Basis Risk. Although the interest rate on the Notes and the Certificates is generally based on the applicable Investor Index it is possible that a positive spread may not exist between (a) the Student Loan Rate calculated with respect to any class of Notes or the Certificates and (b) the interest rate on each class of Notes and the Certificates based on the Investor Index. In such a case, the interest rate on one or more classes of Notes and the Certificates, as applicable, for such Distribution Date will be the applicable Student Loan Rate. See "Description of the Securities -- The Notes -- Distributions of Interest" and "--The Certificates -- Distributions of Interest." Any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover arising as a result of the interest rate on one or more classes of Notes and the Certificates being determined on the basis of the applicable Student Loan Rate will be paid on that Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered, in the case of the Notes, by amounts on deposit in the Reserve Account or by subordination of distributions in respect of the Certificates (although distributions of any Certificateholders' Interest Index Carryover due to Certificateholders will be subordinated to payment of any Noteholders' Interest Index Carryover due to Noteholders) and, in the case of the Certificates, by amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions."

     Limitations on Credit Ratings of the Securities. It is a condition to the issuance and sale of each class of Notes and the Certificates that the Notes be rated in the highest investment rating category and that the Certificates be rated in one of the four highest investment rating categories by at least two nationally recognized Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal on the respective Final Maturity Dates and the payment of interest on the Securities pursuant to their terms. However, the

Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood of payment of the Noteholders' Interest Index Carryover or the Certificateholders' Interest Index Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to any of the Securities were subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities.

     Book-Entry Registration -- Beneficial Owners Not Recognized by Trust. Each class of Securities will initially be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Securities or their nominees. Because of this, unless and until Definitive Securities are issued, holders of the Securities will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. See "Description of the Securities -- Book-Entry Registration" and "-- Definitive Securities."

                             FORMATION OF THE TRUST
THE TRUST

     KeyCorp Student Loan Trust 1999-A is a trust formed under the laws of the State of New York pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will be initially capitalized with equity of $34,600,000 excluding amounts deposited in the Reserve Account by the Seller on the Closing Date, representing the initial principal balance of the Certificates. Certificates with an original principal balance of approximately $433,000 will be sold to and retained by the Seller and the remaining Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Servicers, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount. The Seller will use a portion of the net proceeds it receives from the sale of the Initial Financed Student Loans to make the Reserve Account Initial Deposit. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after January 1, 1999, (c) all Assigned Rights with respect to certain Financed Private Loans contained in such pool, and (d) all moneys and investments on deposit in the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account. To facilitate servicing and to minimize administrative burden and expense, the Servicers will be appointed the custodians of the promissory notes representing the Financed Student Loans that each services by the Eligible Lender Trustee.

ELIGIBLE LENDER TRUSTEE

     General. The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60607 and its New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student

Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Financed Federal Loans. See "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans." The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

     Fees. In consideration for its performance of its obligations under the Sale and Servicing Agreement, the Eligible Lender Trustee will be entitled to receive an annual fee of $4,500.

                                USE OF PROCEEDS

     After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, the balance of the net proceeds from the sale of the Certificates and the Notes will be paid by the Trust to the Seller in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (i) to make the Reserve Account Initial Deposit and an initial deposit into the Collection Account and (ii) for general corporate purposes.

                THE SELLER, THE ADMINISTRATOR AND THE SERVICERS

THE SELLER AND ADMINISTRATOR

     General. Key Bank USA, National Association (the "Bank"), will act as Seller pursuant to the Sale and Servicing Agreement and Administrator pursuant to the Administration Agreement. The Bank, a wholly owned subsidiary of KeyCorp, is a national banking association providing consumer financial services nationwide, including credit cards, student loans, home equity loans, and indirect automobile, marine and recreational vehicle loans. Seller, an affiliate of the Seller, and the predecessor of such affiliate have been collectively originating graduate student loans since 1990 and student loans in general since 1965.

     As of September 30, 1998, the Bank had total assets of approximately $4.73 billion, total liabilities of approximately $3.77 billion and approximately $0.96 billion in stockholder's equity. As of such date, the Seller had an aggregate principal amount of student loans outstanding of approximately $2.46 billion, of which approximately $1.69 billion aggregate principal amount consists of Student Loans originated under various graduate student loan programs. The principal executive offices of the Bank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

     Services and Fees of Administrator. Pursuant to the Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the Department and is required to provide notices and reports and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee") payable by the Trust on each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Administrator."

THE SERVICERS

     PHEAA. Pennsylvania Higher Education Assistance Agency ("PHEAA") is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of September 30, 1998 it had approximately 2,300 employees.

     As of September 30, 1998, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $2.4 billion. As of September 30, 1998, PHEAA owned approximately $1.8 billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $298 million.

     PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $19.8 billion principal amount of Stafford Loans and approximately $2.0 billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $40.7 million as of September 30, 1998.

     PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of September 30, 1998, PHEAA was servicing under its full service operation approximately 1.1 million student loan accounts representing approximately $12.8 billion outstanding principal amount for more than 450 customers and under its remote servicing operation, approximately 725,000 student loans representing approximately $4.3 billion outstanding principal amount for 5 customers.

     The above information relating to PHEAA has been obtained from PHEAA and the Seller has not conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

     EFS. EFS Services, Inc. ("EFS") is a wholly-owned subsidiary of EFS, Inc., which is a private, employee-owned company headquartered in Indianapolis, Indiana. The corporation began operations in 1985 for the purpose of servicing education loans made by financial institutions under the Higher Education Act to student and parent borrowers. EFS employs approximately 270 people.

     As of September 30, 1998, EFS was servicing approximately $2.8 billion in student loans representing over 400,000 borrower accounts. It has the ability to service all Federal Family Education Loan Program (FFELP) loans and currently maintains relationships with approximately 700 financial institutions and 20 guarantors.

     The above information relating to EFS has been obtained from EFS and the Seller has not conducted any independent verification of such information. EFS has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Gary Varner, Chief Financial Officer, 8425 Woodfield Crossing Boulevard, Indianapolis, Indiana 46240.

     Services and Fees of Servicers. Pursuant to the Sale and Servicing Agreement and except as otherwise expressly assumed by the Administrator, each of PHEAA and EFS has agreed as a Servicer to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. PHEAA will be Servicer with respect to approximately 95.64% of the outstanding principal balance of the Initial Financed Student Loans and EFS will be the Servicer with respect to approximately 4.36% of the outstanding principal balance of the Initial Financed Student Loans. As of the Statistical Cutoff Date, PHEAA will be the Servicer with respect to approximately 100% of the outstanding principal balance of the Student Loans in the Subsequent Pool and EFS will be the Servicer with respect to approximately 0% of the outstanding principal balance of the Student Loans in the Subsequent Pool. With respect to the Financed Student Loans it is servicing for the Trust, each Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Servicer has serviced Student Loans on behalf of the Seller and otherwise in compliance with all applicable standards and procedures. In addition, each Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures."

     In consideration for performing its obligations under the Sale and Servicing Agreement, the Servicers will receive, subject to certain limitations described herein, a monthly fee payable by the Trust on each Monthly Servicing Payment Date equal to the sum of (i) the Servicing Fee Percentage of the Pool Balance as of the last day of the preceding calendar month and (ii) in the case of PHEAA, certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements -- Servicing Compensation."

                      THE STUDENT LOAN FINANCING BUSINESS

GENERAL

     The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of the Trust pursuant to the Sale and Servicing Agreement have been selected from Student Loans originated by the Seller under various loan programs ("Graduate Loan Programs") and made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs ("Graduate Schools"). Legal title to all the Financed Student Loans that from time to time comprise assets of the Trust will be held by the Eligible Lender Trustee, as trustee on behalf of the Trust. See "Formation of the Trust -- Eligible Lender Trustee."

     The proceeds of these Student Loans are used by students to finance a portion of the costs of attending law school, medical school, dental school, graduate business school and other graduate schools, of preparing for and taking one or more state bar examinations upon graduation from law school and for participating in medical or dental residency programs upon graduation from medical or dental school. As described herein, substantially all payments of principal and interest with respect to the Financed Federal Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by PHEAA pursuant to a guarantee agreement to be entered into between PHEAA and the Eligible Lender Trustee, by ASA pursuant to a guarantee agreement to be entered into between ASA and the Eligible Lender Trustee, by NSLP pursuant to a guarantee agreement to be entered into between NSLP and the Eligible Lender Trustee, or by ECMC pursuant to a guarantee agreement to be entered into between ECMC and the Eligible Lender Trustee, (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of PHEAA, ASA, NSLP and ECMC is entitled, subject to certain conditions, to be reimbursed by the Department for all or substantially all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, the Eligible Lender Trustee, as a holder of the Financed Federal Loans on behalf of the Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Financed Federal Loans as described herein. See "-- Federal Loans Under the Programs" and "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans."

     Payment of principal and interest with respect to the Financed Private Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by TERI pursuant to a guarantee agreement to be entered into among TERI, the Seller and the Eligible Lender Trustee, or will be insured by HICA pursuant to surety bonds issued to Seller and assigned to the Eligible Lender Trustee on behalf of the Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). See "-- Private Loans Under the Programs" and "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans." PHEAA, ASA, NSLP, ECMC, TERI and HICA are sometimes individually referred to herein as a "Guarantor" and collectively as the "Guarantors." TERI and HICA are collectively referred to herein as the "Private Guarantors." The discussion herein with respect to Private Loans includes detail on those Private Loans guaranteed by TERI based on the standards, requirements and policies of TERI. The Seller believes that the standards, requirements and policies of HICA with respect to Private Loans insured by HICA are in material respects similar to those of TERI. HICA will insure approximately 0.98% of the Initial Financed Student Loans and Subsequent Pool Student Loans in the aggregate.

     The description and summaries of the Higher Education Act, the Federal Programs, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document (and, with respect to the Guarantee Agreements, by references to the forms of such agreements, if any, included as exhibits to the Registration Statement). There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors -- Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

THE GRADUATE LOAN PROGRAMS

     General. The Graduate Loan Programs (the "Programs") provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools and other graduate schools. The Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The Seller (or its predecessors) has been originating loans under the Programs since 1990. The Programs consist of Student Loans which are guaranteed by PHEAA, ASA, NSLP, or ECMC and are reinsured by the Department ("Federal Loans") and Student Loans which are guaranteed or insured by TERI or HICA but are not reinsured by the Department or any other governmental entity ("Private Loans"). As described below, Federal Loans include "Stafford Loans," "SLS Loans" and "Federal Consolidation Loans" and Private Loans include loans related to each of the above-mentioned fields of study (including Bar Exam Loans and Residency Loans) and "Private Consolidation Loans."

     Eligibility. To be eligible to obtain a loan under the Programs (other than a Consolidation Loan, bar examination loan or residency loan), a student must, among other things, (i) be enrolled in, or admitted for enrollment in, an approved or accredited graduate school, (ii) be enrolled in, or admitted for enrollment in an acceptable degree program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school, (iii) be a U.S. citizen, U.S. national or eligible non-citizen, (iv) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the Programs, (v) meet the program credit criteria established by the lender and (vi) not be in default on any education loan or (except for TERI guaranteed loans) owe a refund on an educational grant (each such student, an "Eligible Student"). The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:

                                                                                   ACCEPTABLE
    FIELD OF STUDY                 APPROVED/ACCREDITED SCHOOLS                   DEGREE PROGRAMS
    --------------                 ---------------------------                   ---------------
Law                     American Bar Association approved law schools that    Juris Doctor of Law
                        are members of LSAC                                   or other joint degree
                                                                              program
Medical                 Liaison Committee on Medical Education or American    Medical Doctor or
                        Osteopathic Association accredited graduate           Doctor of Osteopathy
                        medical schools
Dental                  American Dental Association accredited dental         Graduate dental
                        schools                                               program
Business                American Assembly of Collegiate Schools of            Graduate business
                        Business ("AACSB") accredited graduate business       program
                        schools; or AACSB candidate schools accredited by
                        the New England Association of Schools and
                        Colleges, the Middle States Association of
                        Colleges and Schools, the North Central
                        Association of Colleges and Schools, the Southern
                        Association of Colleges and Schools, the Western
                        Association of Schools and Colleges, or the North
                        West Association of Schools and Colleges
Graduate                Schools accredited by the New England Association     Graduate level
                        of Schools and Colleges, the Middle States            certificate or degree
                        Association of Colleges and Schools, The North        program
                        Central Association of Colleges and Schools, the
                        Southern Association of Colleges and Schools, the
                        Western Association of Schools and Colleges, or
                        the North West Association of Schools and Colleges

     In addition, a law student may also receive a bar examination loan ("Bar Exam Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan ("Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period before or after graduation. Under current Programs rules, a student is not required to have existing Student Loans outstanding under the Programs in order to receive a bar examination or residency loan.

     Origination Process. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

     With respect to all Student Loans made under the Programs (other than Consolidation Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department in Boston, Massachusetts. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the Programs. In addition, a credit report of each applicant for Private Loans is obtained from an applicable credit reporting service, which the Seller then uses to determine whether such applicant satisfies certain specified credit underwriting criteria. Such criteria with respect to such Private Loans include that the credit report shows that no account has been more than 90 days delinquent in the past two years, that no more than one account is currently more than 60 days delinquent, that no account has been charged-off in the past two years, that there is no record of a bankruptcy in the past seven years and that there has been no foreclosure, repossession, open judgment or suit, unpaid prior educational debt or negative public credit items in the past six years. Such credit criteria for the 1994-1995 Program Year also include requirements that no account has been delinquent 90 or more days in the past five years (or three years with respect to any previous borrower), and there have been no more than three inquiries (and none with respect to a previous borrower) to an authorized credit reporting agency in the past six months. The credit criteria for the 1997-1998 Program Year includes the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years. The marketing agent or origination department forwards a copy of each application that satisfies the foregoing reviews to the respective Guarantor (with the exception of HICA), who reviews such application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the applicable Guarantee Agreement, including the proper servicing of the loan. Upon approval of an application by either the marketing agent or the origination department and the applicable Guarantor (and approval by the Seller, in the case of all Private Loans) and receipt of evidence from such Guarantor that the applicable loan is guaranteed, the Seller causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, the marketing agent or the origination department forwards the completed loan application and executed promissory note to the designated Servicer, which serves as custodian for such materials.

     Any borrower inquiries concerning Consolidation Loans received by the marketing agent or the Seller are forwarded to the appropriate Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender to make a Federal Consolidation Loan, if the borrower has multiple lenders, borrowers typically express no preference as to the identity of the lender. In that event, each Servicer is required under the Programs to choose the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Pursuant to the Programs, the Servicers are required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. Upon approval of an application for a Consolidation Loan the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, a Servicer retains the completed loan application and executed promissory note as custodian.

     Servicing and Collections Process. The Higher Education Act, the Programs, the applicable Guarantee Agreements and the requirements and policies of the applicable Guarantor require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Servicer performs such procedures on behalf of the Seller and has agreed, pursuant to the Sale and Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Financed Student Loans on behalf of the Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Servicer's loan file for the borrower. Each Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the Eligible Lender Trustee, as holder of legal title to the Financed Student Loans on behalf of the Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Financed Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Financed Federal Loan. See "Risk Factors -- Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans" and "-- Risk of Loss of Private Guarantor Payments for Failure to Comply with Loan Origination and Servicing Procedures for Private Loans."

     At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Financed Student Loan, each Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 270 days (in the case of Federal Loans made on or after October 7, 1998), or 120 days (in the case of Private Loans guaranteed by TERI), each Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 360 days (in the case of Federal Loans made on or after October 7, 1998), or 180 days (in the case of Private Loans guaranteed by TERI) of delinquency may result in denial of the guarantee claim with respect to such loan. Each Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Servicer to purchase the applicable Financed Student Loan. See "Description of the Transfer and Servicing
Agreements -- Servicer Covenants."

     Incentive Programs. The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. Two such programs are currently made available by the Seller and may apply to Student Loans owned by the Trust. These incentive programs currently or hereafter made available by the Seller to borrowers under the Programs may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Trust receives payment from the Seller (or Seller deposits or causes a deposit to be made into the Collection Account) in an amount sufficient to offset such effective yield reductions.

FEDERAL LOANS UNDER THE PROGRAMS

     General. The following descriptions of the Federal Stafford Loan Program, the Federal Supplemental Loans for Students Program and the Federal Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002), and the 1998 Reauthorization Bill further extended the principal provisions of the Federal Programs through June 30, 2003.

     There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans."

     On August 10, 1993, President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors. One such change included reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to serve the best interests of the student loan programs to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the Federal Programs. Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders.

     The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95%.

     Stafford Loans. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (PHEAA, ASA, NSLP or ECMC in the case of the Financed Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein; (ii) federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"), and (iii) federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and (iii) above, being collectively referred to herein as "Federal Assistance").

     The Initial Financed Federal Loans and certain Subsequent Pool Student Loans include Stafford Loans that do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum Subsidized Stafford Loan authorized by statute.

     (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students (who, in the case of law school, medical school, dental school, graduate business school and other graduate school students, constitute Eligible Students) in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.

     In addition to complying with the borrower's eligibility requirements set forth above under the caption "-- The Graduate Loan Programs," each Stafford Loan (i) must be unsecured, (ii) must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods and (iii) must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

     (2) Loan Limits. In order to qualify for Federal Assistance under the Federal Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding. For the time periods applicable to the Financed Federal Loans, the annual and aggregate limitations are as follows: such student can borrow no more than $7,500 per year of Stafford Loans (subsidized and unsubsidized) and cannot have outstanding Federal Loans (but excluding for this purpose SLS Loans and loans made under the Parent Loans to Undergraduate Students program) in excess of $54,750 at any one time (or $65,500, for loans first disbursed on or after July 1, 1993). On July 1, 1993, the annual limitation for Unsubsidized Stafford Loans was increased to $10,000, and the graduate student aggregate loan limit amount was increased to $138,500, not to exceed $65,500 in subsidized loans. On October 1, 1993, the annual limitation for subsidized Stafford Loans was increased to $8,500. As a result of both revisions, a graduate student may borrow up to $18,500 per year of Stafford Loans (subsidized and unsubsidized). On August 15, 1996, the Secretary authorized higher annual (but not aggregate) Unsubsidized Stafford Loan limits for certain new health professions student borrowers to compensate for restrictions recently enacted by Congress on the ability of those students to borrow under other federal loan programs. As a result, some Unsubsidized Stafford Loans sold into the Trust made for periods of enrollment beginning on or after July 1, 1996 may reflect the higher limits.

     (3) Interest. Stafford Loans made to students with respect to periods of enrollment commencing prior to July 1, 1988 (or thereafter to students who had Federal Loans outstanding on such date), bear interest at either 7%, 8% or 9% per annum, depending on the date of issuance and the interest rate applicable to such student's outstanding Federal Loans. Except as noted in the next paragraph, for the time periods applicable to the Financed Federal Loans, Stafford Loans made on or after July 1, 1988, to students with no outstanding Federal Loans on the date such Stafford Loan is made ("new borrowers"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and at a variable rate reset each July 1 equal to the 91-day Treasury Bill Rate plus 3.25% or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, 3.10%, not to exceed 10% per annum thereafter. The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 91 day Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the applicable interest rate margin.

     A Stafford Loan made on or after October 1, 1992, to a student with no outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, based on the 91-day Treasury Bill Rate plus 3.10%, or 9%, whichever is less. A Stafford Loan made on or after October 1, 1992, to a student with prior outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, equal to the 91-day Treasury Bill Rate plus 3.10%, with a maximum rate ranging from 7% to 10% based upon the borrower's outstanding loans and how long the new Stafford Loan has been in repayment. Stafford Loans first disbursed on or after July 1, 1995 and prior to July 1, 1998 bear interest at a rate equal to the 91-day Treasury Bill Rate plus 2.50% while the borrowers are in in-school, grace, or deferment status, and at a rate equal to the 91-day Treasury Bill Rate plus 3.10% during periods in which the loan does not qualify for Interest Subsidy Payments. Stafford Loans made on or after July 1, 1998, bear interest at a rate equal to the 91-day Treasury Bill Rate plus 1.7% while the borrowers are in in-school, grace, or deferment status, and at a rate equal to the 91-day Treasury Bill Rate plus 2.3% during repayment periods, with a cap of 8.25%.

     Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "-- (6) Interest Subsidy Payments."

     "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

     (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

     (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods

(varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

     (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "-- (1) Eligibility Requirements"; "Risk Factors -- Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures;" "Formation of the Trust -- Eligible Lender Trustee" and "Description of the Transfer and Servicing
Agreements -- Servicing Procedures." The Seller expects that each of the subsidized Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Interest Subsidy Payments.

     (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

     The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a loan such as any Financed Federal Loan for a quarter will be equal to the excess, if any, of (i) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992) or (y) for loans first disbursed on or after July 1, 1998, 91-day Treasury bills auctioned for such quarter plus 2.2% while borrowers are in in-school, grace, or deferment status, or 2.8% while borrowers are in the repayment period, over (ii) the stated amount of interest payable on such loan.

     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "-- (1) Eligibility Requirements"; "Risk Factors -- Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures;" "Formation of the Trust -- Eligible Lender Trustee" and "Description of the Transfer and Servicing
Agreements -- Servicing Procedures." The Seller expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors -- Inability of Indenture Trustee to Liquidate Financed Student Loans" and "--Variability of Actual Cash Flows." The Administrator has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the Eligible Lender Trustee as owner of the Financed Federal Loans on behalf of the Trust. The Administrator has also agreed to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Financed Federal Loans. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Financed Federal Loans within two Business Days of receipt thereof to the Collection Account.

     SLS Loans. In addition to the Federal Stafford Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Federal Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Federal Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

     The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Financed Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Federal Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

     As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1 and (ii) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

     Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments with respect thereto, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "-- (7) Special Allowance Payments."

     A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

     As of July 1, 1994, the SLS Program was discontinued and SLS Loans are no longer made.

     Federal Consolidation Loans. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

     Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with other or multiple holders even if the lender does not own an underlying loan.

     The Trust may be affected by Federal Consolidation Loans in two ways. First, the Trust may own Underlying Federal Loans with respect to which an institution other than the Seller (or the Seller if after the Funding Period, either there are insufficient Available Loan Purchase Funds at the time of origination of such Federal Consolidation Loan or the Loan Purchase Termination Date has occurred), including the Department (under the Federal Direct Loan Program) makes the Federal Consolidation Loan, in which case such Underlying Federal Loans will be prepaid in full and such prepayment amount will be deemed collections for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements -- Distributions." Second, the Seller may make a Federal Consolidation Loan either during the Funding Period or prior to the Loan Purchase Termination Date, in which case it will acquire the related Underlying Federal Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in the Escrow Account, and subsequently sell the Federal Consolidation Loan back to the Eligible

Lender Trustee, to the extent that the conditions with respect to such Federal Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in the Escrow Account and, during the Funding Period, the Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, in the Escrow Account and the Collection Account from amounts which constitute Available Loan Purchase Funds, for the purchase thereof. An amount equal to the excess of the outstanding principal balance of such Federal Consolidation Loan will be withdrawn first from the Escrow Account to the extent funds are then available and then, if during the Funding Period from the Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from the Collection Account from amounts which constitute Available Loan Purchase Funds, and, in each case, paid to the Seller, and the Pool Balance will increase accordingly. See "Description of the Transfer and Servicing Agreements -- Additional Fundings."

     The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The lower rate applies only to borrowers who apply before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

     In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans capped at 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy Payments by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were Subsidized Stafford Loans; provided that, in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill Rate plus 3.1% whenever that formula exceeds the borrower's interest rate.

     The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the Trust, the Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders or Certificateholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of collections from which payments to Noteholders and Certificateholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

     The 1998 Amendments and the 1998 Reauthorization Bill made additional changes with regard to Federal Consolidation Loans. These changes include, among other things, a reduction in the 1.05% per annum Federal Consolidation Loan Rebate to .62% per annum on Student Loans for which applications are received between October 1, 1998 and January 31, 1999.

PRIVATE LOANS UNDER THE PROGRAMS

     General. In addition to the Federal Loans, the Programs also provide for Private Loans, which provide financial assistance to help pay for the costs of attending law, medical, dental, graduate business, or other graduate school, of passing one or more state bar examinations upon graduation from law school, or participating in one or more medical or dental residency programs upon graduating from medical or dental school, to be issued to Eligible Students who satisfy certain creditworthiness criteria. The Private Loans under the Programs consist of loans associated with the above-mentioned fields of study (including Bar Exam Loans and Residency Loans) and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the Programs and the applicable Guarantee Agreement, all Financed Private Loans are fully guaranteed or insured against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by TERI or HICA. Holders of Private Loans, however, are not entitled to receive any Federal Assistance with respect thereto. See "The Financed Student Loan Pool -- Insurance of Student Loans; Guarantors of Student Loans." In order to qualify for the guarantee or insurance coverage from TERI or HICA, Private Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the Programs and may only be made to borrowers who qualify pursuant to credit underwriting standards established by the Seller and approved by TERI (in the case of Private Loans to be guaranteed by TERI) and who otherwise satisfy the eligibility requirements discussed above under "--The Graduate Loan Programs." The following table summarizes the annual, aggregate and cumulative loan limits for each Private Loan guaranteed by TERI:

                          TYPE OF                  ANNUAL               AGGREGATE   CUMULATIVE
    PROGRAM YEAR            LOAN                   MAXIMUM               MAXIMUM    MAXIMUM(2)
    ------------          -------                  -------              ---------   ----------
1991-1992............  Law Loan                    $14,500               $43,500     $ 78,000
                       Bar Exam Loan               $ 5,000               $ 5,000     $ 83,000
1992-1993............  Law Loan                    $15,000               $45,000     $ 79,500
                       Bar Exam Loan               $ 5,000               $ 5,000     $ 84,500
1993-1994............  Law Loan                    $15,000               $45,000     $ 87,500
                       Bar Exam Loan               $ 5,000               $ 5,000     $ 87,500
1994-1995............  Law Loan                    $15,000               $45,000     $ 92,000
                       Bar Exam Loan               $ 5,000               $ 5,000     $ 92,000
1995-1996 through
  1997-1998..........  Law Loan         Up to the cost of attendance         N/A     $120,000
                       Business Loan   Up to the cost of attendance(1)       N/A     $120,000
                       Dental Loan      Up to the cost of attendance         N/A     $135,000
                       Graduate Loan    Up to the cost of attendance         N/A     $120,000
                       Medical Loan     Up to the cost of attendance         N/A     $165,000
                       Bar Exam Loan               $ 5,000               $ 5,000
                       Residency Loan              $ 8,000               $ 8,000

---------------

(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.

(2) Including graduate and undergraduate debt.

     Payment Terms. Each Financed Private Loan guaranteed by TERI earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Financed Private Loan guaranteed by TERI:

                                                                 INTEREST MARGIN
                                                                   OVER 91-DAY
                                                                TREASURY BILL RATE
                                                           ----------------------------
                                                           INTERIM (1)    REPAYMENT (2)
                                                           -----------    -------------
Law......................................................     3.25%           3.40%
Medical..................................................     2.50            2.75
Dental...................................................     2.50            3.00
Business.................................................     3.25            3.40
Graduate.................................................     3.25            3.40
Bar Exam Loan............................................     3.25            3.40
Residency Loan...........................................     2.50            2.75

---------------

(1) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(2) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

     Interest accrues on the outstanding principal amount of each Private Loan from the date the lender makes such Private Loan and is payable monthly by each borrower commencing approximately six months after such borrower ceases to be an Eligible Student (or, with respect to each Private Loan made since the commencement of the 1990-1991 Program Year, approximately nine months after such borrower ceases to be an Eligible Student), subject to deferral or forbearance as discussed below (the "Private Loan Repayment Commencement Date"). Subject to certain conditions, borrowers of Private Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Loans. Borrowers who incur Residency Loans, subject to certain conditions, may defer repayment of such loans until the required residency program is completed, not to exceed 48 months. In addition, borrowers of Private Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by TERI or HICA), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Loans. Interest on each Private Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Loan on that date. Each student with outstanding Private Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Loan in full over a period not to exceed 15 years (or, with respect to each Private Loan made since the commencement of the 1990-1991 Program Year, 20 years) after the Private Loan Repayment Commencement Date with respect to such Private Loan. Repayment of principal and interest on Business Loans commences no later than 36 months after the date of the first disbursement of the first Business Loan to a specific borrower. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. The Programs presently require a minimum annual principal and interest payment with respect to a Private Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

     With respect to each Private Loan guaranteed by TERI (other than Private Consolidation Loans) and made to a student since the commencement of the 1992-1993 Program Year, a fee equal to 2% of the original principal amount of such Private Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. Commencing with the 1996-1997 Program Year, a fee of 4% of the original principal amount of each such Law Loan and 3% of each such Graduate School Loan and Bar Exam Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. The fee will remain at 2% for Medical Loans, Dental Loans, Business Loans, and Residency Loans. At the option of such student, the Seller will make an additional loan (a "Guarantee Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Loan guaranteed by TERI and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements -- Additional Fundings" for a discussion of the transfer of such Guarantee Fee Advance to the Trust. With respect to each Private Loan guaranteed by TERI, approximately 12% of each such fee is payable to TERI while the remaining amount is held in trust for a specified period to secure TERI's guarantee obligation with respect to all Private Loans guaranteed since the commencement of the 1992-1993 Program Year. See "The Financed Student Loan
Pool -- Insurance of Student Loans; Guarantors of Student Loans -- Guarantors for the Financed Private Loans," and "-- Segregated Reserves for Private Loans Under the Programs."

     ADEAL (Alternative Dental Education Assistance Loan) loans insured by HICA are similar to the Dental Loans outlined above. ADEAL loans are made to borrowers who are full-time dental or postdoctoral dental students attending or accepted for attendance at a member institution of the American Association of Dental Schools (AADS) and members of the American Student Dental Association
(ASDA). The borrower must meet minimum credit criteria and not have outstanding education loans with an aggregate balance that exceeds $175,000. If the borrower is in post-doctorate study, the aggregate is $200,000. Interest rates vary quarterly based upon the 91-day Treasury Bill Rate plus 2.50% prior to repayment and 3.00% at repayment. Interest is capitalized once when the loans enter repayment. The maximum loan term for ADEAL loans is 20 years and repayment begins twelve months after the borrower ceases to be enrolled, twenty-four months after the borrower graduates if the borrower provides verification that he or she is enrolled in a residency program within the initial twelve month grace period, or six years after the date of the first disbursement of any ADEAL loan.

     Private Consolidation Loans. The Seller has established a private consolidation loan program as part of the Programs, to facilitate the ability of eligible borrowers of Private Loans ("Underlying Private Loans") to consolidate such Private Loans into a single loan (a "Private Consolidation Loan"; together with Federal Consolidation Loans, sometimes referred to herein collectively as "Consolidation Loans"). The Private Consolidation Loan program commenced in November, 1994. Subject to the satisfaction of certain conditions set forth under the Programs, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee or insurance arrangements as are available on the Underlying Private Loans. Under this program, an eligible borrower of Private Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Private Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Loan. A borrower of a Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will forgo all opportunities for deferment or forbearance (except in certain limited circumstances).

     Private Consolidation Loans originated during the 1995 through 1998 Program years will bear interest at the rate applicable to the Loan type for which the greatest principal amount of Loans to be consolidated is outstanding. Private Consolidation Loans will be repayable over a period of 25 to 30 years, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered repayment options similar to those available for other Private Loans. With respect to each Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Guarantee Fee").

     The Trust may be affected by Private Consolidation Loans in two ways. First, following the Loan Purchase Termination Date, the Seller may make Private Consolidation Loans in which case the Underlying Private Loans will be prepaid in full and such prepayment amount will be available for distribution to Noteholders and Certificateholders for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements -- Distributions." Second, the Seller may make a Private Consolidation Loan either during the Funding Period or prior to the Loan Purchase Termination Date, in which case it will acquire the related Underlying Private Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in the Escrow Account, and subsequently sell the Private Consolidation Loan back to the Eligible Lender Trustee, to the extent that conditions with respect to such Private Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in Escrow Account and during the Funding Period, the Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds, for the purchase thereof. An amount equal to the outstanding principal balance of such Private Consolidation Loan will be withdrawn first from the Escrow Account to the extent funds are then available and then, if during the Funding Period, from the Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds, and paid to the Seller, and the Pool Balance will increase accordingly. See "Description of the Transfer and Servicing Agreements -- Additional Fundings."

                         THE FINANCED STUDENT LOAN POOL

GENERAL

     The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Statistical Cutoff Date and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates.

     The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following: each Financed Student Loan (i) was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who, with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, has graduated or otherwise left graduate school or is expected to graduate from or otherwise leave graduate school by August 31, 1998, (ii) contains terms in accordance with those required by the Programs, the Guarantee Agreements and other applicable requirements and
(iii) with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, is not more than 180 days past due as of the Statistical Cutoff Date or, with respect to the Other Subsequent Student Loans or Other Student Loans not more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be. As of the Statistical Cutoff Date, no Initial Financed Student Loan and no Subsequent Pool Student Loan had a borrower who was noted in the related records of the Servicers as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Although there can be no assurance that a borrower of an Initial Financed Student Loan has not become involved in a bankruptcy proceeding or deceased subsequent to such date, each such Financed Student Loan is guaranteed as to principal and interest by a Guarantor in the event of any such bankruptcy or death of a borrower. Any Subsequent Pool Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Pool Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans. The Financed Student Loans will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans. As of the Statistical Cutoff Date, none of the Initial Financed Student Loans and none of the Subsequent Pool Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and the Seller expects to write-off as a loss.

     Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

     The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Subsequent Pool Student Loans, Other Subsequent Student Loans or Guarantee Fee Advances, in each case originated by the Seller in accordance with the Programs and other applicable requirements. Such Subsequent Pool Student Loans, Other Subsequent Student Loans and Guarantee Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing
Agreements -- Additional Fundings."

     However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Pool Student Loans and other Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the remaining term to maturity of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

THE FINANCED STUDENT LOANS AND SUBSEQUENT POOL STUDENT LOANS

     Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Subsequent Pool Student Loans when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.

                 COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

         KEYCORP SLT 1999-A            INITIAL POOL      SUBSEQUENT POOL         TOTAL
         ------------------           ---------------    ---------------    ---------------
Aggregate Outstanding Balance(1)....  $767,111,823.09    $32,180,803.50     $799,292,626.59
Number of Borrowers.................           22,904               965              23,869
Average Outstanding Balance Per
  Borrower..........................  $     33,492.48    $    33,347.98     $     33,486.64
Number of Loans.....................           78,613             3,841              82,454
Average Outstanding Balance Per
  Loan..............................  $      9,758.08    $     8,378.24     $      9,693.80
Weighted Average Remaining Term to
  Maturity(2).......................           200.04            122.53              196.92
Weighted Average Annual Borrower
  Interest Rate(3)..................             8.06%             8.24%               8.07%

---------------

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 with respect to the Initial Financed Student Loans and $293.86, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date.

(2) Determined from the date of origination or the Statistical Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans or Subsequent Pool Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business." The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week Treasury Bill Rate, as applicable, was 3.12% as of the Statistical Cutoff Date and would have been 3.20% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Initial Financed Student Loans. The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week Treasury Bill Rate, as applicable, was 3.10% as of the Statistical Cutoff Date and would have been 3.10% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Subsequent Pool Student Loans.

          DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                      INITIAL POOL                                SUBSEQUENT POOL                    TOTAL
                       ------------------------------------------   --------------------------------------------   ---------
                                      AGGREGATE                                   AGGREGATE
                                     OUTSTANDING      PERCENT OF                 OUTSTANDING       PERCENT OF
                       NUMBER OF      PRINCIPAL      INITIAL POOL   NUMBER OF     PRINCIPAL      SUBSEQUENT POOL   NUMBER OF
                         LOANS       BALANCE(1)        BALANCE        LOANS       BALANCE(2)         BALANCE         LOANS
                       ---------   ---------------   ------------   ---------   --------------   ---------------   ---------
Stafford Subsidized
  Loans..............   20,367     $159,199,954.40       20.75%       2,170     $15,518,826.84        48.22%        22,537
Stafford Unsubsidized
  Loans..............   19,879      192,490,183.34       25.09%       1,642      15,906,742.39        49.43%        21,521
Federal Consolidation
  Loans..............    3,877      122,240,260.94       15.94%          29         755,234.27         2.35%         3,906
SLS Loans............       63          320,415.41        0.04%                                                         63
Bar Examination
  Loans..............    4,512       21,412,421.76        2.79%                                                      4,512
Business Loans.......      972       10,649,939.35        1.39%                                                        972
Private Consolidation
  Loans..............    1,001       27,303,005.23        3.56%                                                      1,001
Dental Loans.........      254        3,510,062.71        0.46%                                                        254
Graduate Loans.......    1,848       15,330,517.35        2.00%                                                      1,848
Law Loans............   23,832      198,501,669.21       25.88%                                                     23,832
Medical Loans........      342        2,772,075.01        0.36%                                                        342
Residency Loans......      769        5,532,712.37        0.72%                                                        769
ADEAL Loans..........      897        7,848,606.01        1.02%                                                        897
                        ------     ---------------      ------        -----     --------------       ------         ------
      Total..........   78,613     $767,111,823.09      100.00%       3,841     $32,180,803.50       100.00%        82,454
                        ======     ===============      ======        =====     ==============       ======         ======

                                  TOTAL
                       ----------------------------
                          AGGREGATE
                         OUTSTANDING     PERCENT OF
                          PRINCIPAL         POOL
                           BALANCE        BALANCE
                       ---------------   ----------
Stafford Subsidized
  Loans..............  $174,718,781.24      21.86%
Stafford Unsubsidized
  Loans..............   208,396,925.73      26.07%
Federal Consolidation
  Loans..............   122,995,495.21      15.39%
SLS Loans............       320,415.41       0.04%
Bar Examination
  Loans..............    21,412,421.76       2.68%
Business Loans.......    10,649,939.35       1.33%
Private Consolidation
  Loans..............    27,303,005.23       3.42%
Dental Loans.........     3,510,062.71       0.44%
Graduate Loans.......    15,330,517.35       1.92%
Law Loans............   198,501,669.21      24.83%
Medical Loans........     2,772,075.01       0.35%
Residency Loans......     5,532,712.37       0.69%
ADEAL Loans..........     7,848,606.01       0.98%
                       ---------------     ------
      Total..........  $799,292,626.59     100.00%
                       ===============     ======

---------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

    DISTRIBUTION BY BORROWER INTEREST RATE AS OF THE STATISTICAL CUTOFF DATE

                                      INITIAL POOL                                SUBSEQUENT POOL                    TOTAL
                       ------------------------------------------   --------------------------------------------   ---------
                                      AGGREGATE                                   AGGREGATE
                                     OUTSTANDING      PERCENT OF                 OUTSTANDING       PERCENT OF
                       NUMBER OF      PRINCIPAL      INITIAL POOL   NUMBER OF     PRINCIPAL      SUBSEQUENT POOL   NUMBER OF
                         LOANS       BALANCE(2)        BALANCE        LOANS       BALANCE(3)         BALANCE         LOANS
                       ---------   ---------------   ------------   ---------   --------------   ---------------   ---------
Less than 7.50%(1)...    2,539     $ 22,920,087.98        2.99%           6     $    32,049.27         0.10%         2,545
7.50% to 7.99%.......   37,397      318,361,065.95       41.50%           1           5,000.00         0.02%        37,398
8.00% to 8.49%.......   37,988      393,411,950.83       51.28%       3,834      32,143,754.23        99.88%        41,822
8.50% to 8.99%.......      106        2,519,195.79        0.33%                                                        106
9.00% and above......      583       29,899,522.54        3.90%                                                        583
                        ------     ---------------      ------        -----     --------------       ------         ------
      Total..........   78,613     $767,111,823.09      100.00%       3,841     $32,180,803.50       100.00%        82,454
                        ======     ===============      ======        =====     ==============       ======         ======

                                  TOTAL
                       ----------------------------
                          AGGREGATE
                         OUTSTANDING     PERCENT OF
                          PRINCIPAL         POOL
                           BALANCE        BALANCE
                       ---------------   ----------
Less than 7.50%(1)...  $ 22,952,137.25       2.87%
7.50% to 7.99%.......   318,366,065.95      39.83%
8.00% to 8.49%.......   425,555,705.06      53.24%
8.50% to 8.99%.......     2,519,195.79       0.32%
9.00% and above......    29,899,522.54       3.74%
                       ---------------     ------
      Total..........  $799,292,626.59     100.00%
                       ===============     ======

---------------

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                      INITIAL POOL                           SUBSEQUENT POOL                       TOTAL
                         ---------------------------------------   ------------------------------------   ------------------------
                                       AGGREGATE      PERCENT OF              AGGREGATE      PERCENT OF               AGGREGATE
                          NUMBER      OUTSTANDING      INITIAL     NUMBER    OUTSTANDING     SUBSEQUENT   NUMBER     OUTSTANDING
                            OF         PRINCIPAL         POOL        OF       PRINCIPAL         POOL        OF        PRINCIPAL
                         LOANS(1)     BALANCE(2)       BALANCE     LOANS      BALANCE(3)      BALANCE     LOANS        BALANCE
                         --------   ---------------   ----------   ------   --------------   ----------   ------   ---------------
Less than $1,000.......    1,215    $    736,372.24       0.10%       75    $    42,984.61       0.13%    1,290    $    779,356.85
$1,000 to $1,999.......    2,756       4,213,398.04       0.55%      147        205,521.98       0.64%    2,903       4,418,920.02
$2,000 to $2,999.......    3,345       8,324,757.02       1.09%      220        555,793.36       1.73%    3,565       8,880,550.38
$3,000 to $3,999.......    3,649      12,759,145.07       1.66%      157        545,801.23       1.70%    3,806      13,304,946.30
$4,000 to $4,999.......    4,130      18,479,886.63       2.41%      120        530,374.94       1.65%    4,250      19,010,261.57
$5,000 to $5,999.......    7,100      38,430,607.44       5.01%      154        844,735.29       2.62%    7,254      39,275,342.73
$6,000 to $6,999.......    3,042      19,700,255.51       2.57%      100        646,409.75       2.01%    3,142      20,346,665.26
$7,000 to $7,999.......    3,199      24,017,490.82       3.13%      168      1,260,123.89       3.92%    3,367      25,277,614.71
$8,000 to $8,999.......   19,430     164,798,128.16      21.48%    1,515     12,837,861.34      39.89%   20,945     177,635,989.50
$9,000 to $9,999.......    3,258      31,082,402.74       4.05%      113      1,084,357.14       3.37%    3,371      32,166,759.88
$10,000 to $10,999.....    6,526      69,417,628.50       9.05%      253      2,659,435.92       8.26%    6,779      72,077,064.42
$11,000 to $11,999.....    5,877      67,665,511.25       8.82%      264      3,042,938.72       9.46%    6,141      70,708,449.97
$12,000 to $12,999.....    4,524      55,933,626.17       7.29%      368      4,641,712.64      14.42%    4,892      60,575,338.81
$13,000 to $13,999.....    1,273      17,067,339.06       2.22%      100      1,326,756.90       4.12%    1,373      18,394,095.96
$14,000 to $14,999.....      951      13,747,974.37       1.79%        5         73,425.41       0.23%      956      13,821,399.78
$15,000 to $15,999.....      773      11,971,776.44       1.56%       10        155,221.90       0.48%      783      12,126,998.34
$16,000 to $16,999.....      767      12,637,565.96       1.65%        6         99,687.01       0.31%      773      12,737,252.97
$17,000 to $17,999.....      767      13,446,067.12       1.75%        7        123,758.41       0.38%      774      13,569,825.53
$18,000 to $18,999.....      593      10,974,373.98       1.43%        8        148,231.91       0.46%      601      11,122,605.89
$19,000 to $19,999.....      615      11,975,938.26       1.56%        3         59,637.69       0.19%      618      12,035,575.95
$20,000 to $20,999.....      364       7,452,250.83       0.97%        6        124,078.46       0.39%      370       7,576,329.29
$21,000 to $21,999.....      398       8,544,886.00       1.11%        5        106,625.65       0.33%      403       8,651,511.65
$22,000 to $22,999.....      254       5,701,017.43       0.74%        4         90,771.12       0.28%      258       5,791,788.55
$23,000 to $23,999.....      236       5,551,999.45       0.72%        2         47,301.90       0.15%      238       5,599,301.35
$24,000 to $24,999.....      266       6,527,250.05       0.85%        6        146,531.50       0.46%      272       6,673,781.55
$25,000 to $25,999.....      287       7,321,913.13       0.95%        4        100,991.36       0.31%      291       7,422,904.49
$26,000 to $26,999.....      218       5,784,064.21       0.75%        2         52,335.41       0.16%      220       5,836,399.62
$27,000 to $27,999.....      222       6,098,782.01       0.80%        2         54,939.43       0.17%      224       6,153,721.44
$28,000 to $28,999.....      184       5,240,379.46       0.68%        0              0.00       0.00%      184       5,240,379.46
$29,000 to $29,999.....      132       3,892,923.50       0.51%        2         58,765.30       0.18%      134       3,951,688.80
$30,000 and above......    2,262      97,616,112.24      12.73%       15        513,693.33       1.60%    2,277      98,129,805.57
                          ------    ---------------     ------     -----    --------------     ------    ------    ---------------
       Total...........   78,613    $767,111,823.09     100.00%    3,841    $32,180,803.50     100.00%   82,454    $799,292,626.59
                          ======    ===============     ======     =====    ==============     ======    ======    ===============

                          TOTAL
                         -------
                         PERCENT
                           OF
                          POOL
                         BALANCE
                         -------
Less than $1,000.......    0.10%
$1,000 to $1,999.......    0.55%
$2,000 to $2,999.......    1.11%
$3,000 to $3,999.......    1.66%
$4,000 to $4,999.......    2.38%
$5,000 to $5,999.......    4.91%
$6,000 to $6,999.......    2.55%
$7,000 to $7,999.......    3.16%
$8,000 to $8,999.......   22.22%
$9,000 to $9,999.......    4.02%
$10,000 to $10,999.....    9.02%
$11,000 to $11,999.....    8.85%
$12,000 to $12,999.....    7.58%
$13,000 to $13,999.....    2.30%
$14,000 to $14,999.....    1.73%
$15,000 to $15,999.....    1.52%
$16,000 to $16,999.....    1.59%
$17,000 to $17,999.....    1.70%
$18,000 to $18,999.....    1.39%
$19,000 to $19,999.....    1.51%
$20,000 to $20,999.....    0.95%
$21,000 to $21,999.....    1.08%
$22,000 to $22,999.....    0.72%
$23,000 to $23,999.....    0.70%
$24,000 to $24,999.....    0.83%
$25,000 to $25,999.....    0.93%
$26,000 to $26,999.....    0.73%
$27,000 to $27,999.....    0.77%
$28,000 to $28,999.....    0.66%
$29,000 to $29,999.....    0.49%
$30,000 and above......   12.28%
                         ------
       Total...........  100.00%
                         ======

---------------

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $33,492.48, with respect to the Initial Financed Student Loans, and $33,347.98, with respect to the Subsequent Pool Student Loans, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans. If both pools were combined, the number of borrowers would be 23,869 and the average outstanding principal balance per borrower would be $33,486.64.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

   DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL
                                  CUTOFF DATE

                                      INITIAL POOL                                SUBSEQUENT POOL                    TOTAL
                       ------------------------------------------   --------------------------------------------   ---------
                                      AGGREGATE                                   AGGREGATE        PERCENT OF
                                     OUTSTANDING      PERCENT OF                 OUTSTANDING       SUBSEQUENT
                       NUMBER OF      PRINCIPAL      INITIAL POOL   NUMBER OF     PRINCIPAL           POOL         NUMBER OF
                         LOANS       BALANCE(2)        BALANCE        LOANS       BALANCE(3)         BALANCE         LOANS
                       ---------   ---------------   ------------   ---------   --------------   ---------------   ---------
12 and below(1)......      156     $    210,101.16        0.03%           9     $     2,821.75         0.01%           165
13 to 24.............      186          194,184.63        0.03%           9           8,010.35         0.02%           195
25 to 48.............      404          744,526.80        0.10%          25          48,721.84         0.15%           429
49 to 60.............      262          739,182.31        0.10%          17          39,729.10         0.12%           279
61 to 72.............      230          730,051.22        0.10%          51         141,773.60         0.44%           281
73 to 84.............      252          987,559.03        0.13%          20          62,500.98         0.19%           272
85 to 96.............      303        1,256,488.32        0.16%          21          75,500.54         0.23%           324
97 to 108............    1,035        7,027,112.34        0.92%         106         638,596.26         1.98%         1,141
109 to 120...........   27,460      240,579,897.91       31.36%       3,462      29,557,157.64        91.85%        30,922
121 to 180...........   14,851      127,151,739.81       16.58%          92         850,757.17         2.64%        14,943
181 to 240...........    3,864       39,296,723.83        5.12%           5          87,739.10         0.27%         3,869
241 and above........   29,610      348,194,255.73       45.39%          24         667,495.17         2.07%        29,634
                        ------     ---------------      ------        -----     --------------       ------         ------
        Total........   78,613     $767,111,823.09      100.00%       3,841     $32,180,803.50       100.00%        82,454
                        ======     ===============      ======        =====     ==============       ======         ======

                                  TOTAL
                       ----------------------------
                          AGGREGATE
                         OUTSTANDING     PERCENT OF
                          PRINCIPAL         POOL
                           BALANCE        BALANCE
                       ---------------   ----------
12 and below(1)......  $    212,922.91       0.03%
13 to 24.............       202,194.98       0.03%
25 to 48.............       793,248.64       0.10%
49 to 60.............       778,911.41       0.10%
61 to 72.............       871,824.82       0.11%
73 to 84.............     1,050,060.01       0.13%
85 to 96.............     1,331,988.86       0.17%
97 to 108............     7,665,708.60       0.96%
109 to 120...........   270,137,055.55      33.80%
121 to 180...........   128,002,496.98      16.01%
181 to 240...........    39,384,462.93       4.93%
241 and above........   348,861,750.90      43.65%
                       ---------------     ------
        Total........  $799,292,626.59     100.00%
                       ===============     ======

---------------

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan or Subsequent Pool Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

   DISTRIBUTION BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                     INITIAL POOL                                SUBSEQUENT POOL                    TOTAL
                      ------------------------------------------   --------------------------------------------   ---------
                                     AGGREGATE                                   AGGREGATE        PERCENT OF
                                    OUTSTANDING      PERCENT OF                 OUTSTANDING       SUBSEQUENT
                      NUMBER OF      PRINCIPAL      INITIAL POOL   NUMBER OF     PRINCIPAL           POOL         NUMBER OF
                        LOANS       BALANCE(2)        BALANCE        LOANS       BALANCE(3)         BALANCE         LOANS
                      ---------   ---------------   ------------   ---------   --------------   ---------------   ---------
In School(1).........   2,131     $ 18,360,760.78       2.39%                                                       2,131
Grace................  25,705      214,642,526.63      27.98%                                                      25,705
Deferral.............   3,628       32,798,674.10       4.28%                                                       3,628
Forbearance..........  10,783      116,972,051.45      15.25%            3     $    40,316.00         0.13%        10,786
Repayment
  First year in
  repayment..........  30,613      320,694,904.71      41.81%        3,778      31,782,436.52        98.76%        34,391
  Second year in
  repayment..........   3,393       50,674,867.16       6.61%           50         327,540.90         1.02%         3,443
  More than two years
  in repayment.......   2,360       12,968,038.26       1.69%           10          30,510.08         0.09%         2,370
                       ------     ---------------     -------        -----     --------------       -------        ------
        Total........  78,613     $767,111,823.09     100.00%        3,841     $32,180,803.50       100.00%        82,454
                       ======     ===============     =======        =====     ==============       =======        ======

                                  TOTAL
                       ----------------------------
                          AGGREGATE
                         OUTSTANDING     PERCENT OF
                          PRINCIPAL         POOL
                           BALANCE        BALANCE
                       ---------------   ----------
In School(1).........  $ 18,360,760.78      2.30%
Grace................   214,642,526.63     26.85%
Deferral.............    32,798,674.10      4.10%
Forbearance..........   117,012,367.45     14.64%
Repayment
  First year in
  repayment..........   352,477,341.23     44.10%
  Second year in
  repayment..........    51,002,408.06      6.38%
  More than two years
  in repayment.......    12,998,548.34      1.63%
                       ---------------    -------
        Total........  $799,292,626.59    100.00%
                       ===============    =======

---------------

(1) Refers to the status of the borrower of each Initial Financed Student Loan or Subsequent Pool Student Loan to be added, in each case, as of the Statistical Cutoff Date: such borrower may still be attending law school, medical school, dental school, graduate business school, or another type of graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repay-ment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

             SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                  BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                           STATISTICAL CUTOFF DATE(1)

                                            INITIAL POOL                              SUBSEQUENT POOL
                       ------------------------------------------------------   ----------------------------
                       IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT   IN-SCHOOL   GRACE   DEFERRAL
                       ---------   -----   --------   -----------   ---------   ---------   -----   --------
In-School............    11.26     7.55                              171.05        --
Grace................              2.43                              233.66                  --
Deferral.............                        7.85                    135.20                           --
Forbearance..........                                    6.62        184.42
Repayment............                                                188.80
                         -----     ----      ----        ----        ------         --        --       --
       Total.........    11.26     2.83      7.85        6.62        197.97        --        --       --
                         =====     ====      ====        ====        ======         ==        ==       ==

                           SUBSEQUENT POOL                               TOTAL
                       -----------------------   ------------------------------------------------------
                       FORBEARANCE   REPAYMENT   IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT
                       -----------   ---------   ---------   -----   --------   -----------   ---------
In-School............                     --       11.26     7.55        --          --        171.05
Grace................                     --          --     2.43        --          --        233.66
Deferral.............                     --          --       --      7.85          --        135.20
Forbearance..........     10.21       119.52          --       --        --        6.62        184.40
Repayment............                 122.52          --       --        --          --        183.69
                          -----       ------       -----     ----      ----        ----        ------
       Total.........     10.21       122.51       11.26     2.83      7.85        6.62        194.93
                          =====       ======       =====     ====      ====        ====        ======

------------------

(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future.

             GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
         OF THE AGGREGATE POOL BALANCE AS OF THE STATISTICAL CUTOFF DATE(1)

                                 INITIAL POOL                                                   SUBSEQUENT POOL
                  ------------------------------------------                      --------------------------------------------
                                 AGGREGATE                                                      AGGREGATE        PERCENT OF
                                OUTSTANDING      PERCENT OF                                    OUTSTANDING       SUBSEQUENT
                  NUMBER OF      PRINCIPAL      INITIAL POOL                      NUMBER OF     PRINCIPAL           POOL
                    LOANS       BALANCE(2)        BALANCE                           LOANS       BALANCE(3)         BALANCE
                  ---------   ---------------   ------------                      ---------   --------------   ---------------
New York........   13,732     $141,297,353.91      18.42%      California......       698     $ 6,259,716.16        19.45%
California......   12,020      117,363,028.86      15.30%      Massachusetts...       429       3,865,666.39        12.01%
Virginia........    3,777       37,683,807.74       4.91%      New York........       319       2,701,433.17         8.39%
Texas...........    3,933       35,022,948.84       4.57%      New Jersey......       238       1,820,186.96         5.66%
Pennsylvania....    3,649       34,563,412.06       4.51%      Virginia........       196       1,543,555.35         4.80%
Florida.........    3,446       33,999,956.30       4.43%
Massachusetts...    3,349       33,574,399.72       4.38%
New Jersey......    3,046       30,734,173.96       4.01%
All Other
 States (4).....   31,661      302,872,741.70      39.48%                           1,961      15,990,245.47        49.69%
                   ------     ---------------     -------                           -----     --------------       -------
      Total.....   78,613     $767,111,823.09     100.00%                           3,841     $32,180,803.50       100.00%
                   ======     ===============     =======                           =====     ==============       =======

                                    TOTAL
                   ----------------------------------------
                                  AGGREGATE
                                 OUTSTANDING     PERCENT OF
                   NUMBER OF      PRINCIPAL         POOL
                     LOANS         BALANCE        BALANCE
                   ---------   ---------------   ----------
New York........    14,051     $143,998,787.08     18.02%
California......    12,718      123,622,745.02     15.47%
Virginia........     3,973       39,227,363.09      4.91%
Massachusetts...     3,778       37,440,066.11      4.68%
Texas...........     4,008       35,705,847.83      4.47%
Pennsylvania....     3,769       35,589,099.82      4.45%
Florida.........     3,545       34,858,518.40      4.36%
New Jersey......     3,284       32,554,360.92      4.07%
All Other
 States (4).....    33,622      378,862,997.17     39.57%
                    ------     ---------------    -------
      Total.....    82,454     $799,292,626.59    100.00%
                    ======     ===============    =======

---------------

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans and the Subsequent Pool Student Loans shown on the Servicers' records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $32,098,853.82 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $293.86 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the Total Pool
    Balance.

     DISTRIBUTION BY LOAN REPAYMENT TERM AS OF THE STATISTICAL CUTOFF DATE

                                                 INITIAL POOL                                SUBSEQUENT POOL
                                  ------------------------------------------   --------------------------------------------
                                                 AGGREGATE       PERCENT OF                  AGGREGATE        PERCENT OF
                                   NUMBER       OUTSTANDING       INITIAL       NUMBER      OUTSTANDING       SUBSEQUENT
              LOAN                   OF          PRINCIPAL          POOL          OF         PRINCIPAL           POOL
        REPAYMENT TERMS             LOANS       BALANCE(1)        BALANCE        LOANS       BALANCE(2)         BALANCE
        ---------------           ---------   ---------------   ------------   ---------   --------------   ---------------
Level Payment...................   36,268     $350,637,788.31       45.71%       3,704     $30,839,004.42        95.83%
Interest Only (3)...............    8,522      111,982,567.17       14.60%          27         340,435.19         1.06%
Graduated Payment (4)...........      251        2,632,226.54        0.34%          16         156,528.02         0.49%
Other (5).......................   33,572      301,859,241.07       39.35%          94         844,835.87         2.63%
                                   ------     ---------------      ------        -----     --------------       ------
       Total....................   78,613     $767,111,823.09      100.00%       3,841     $32,180,803.50       100.00%
                                   ======     ===============      ======        =====     ==============       ======

                                                   TOTAL
                                  ----------------------------------------
                                                 AGGREGATE       PERCENT
                                   NUMBER       OUTSTANDING         OF
              LOAN                   OF          PRINCIPAL         POOL
        REPAYMENT TERMS             LOANS         BALANCE        BALANCE
        ---------------           ---------   ---------------   ----------
Level Payment...................   39,972     $381,476,792.73      47.73%
Interest Only (3)...............    8,549      112,323,002.36      14.05%
Graduated Payment (4)...........      267        2,788,754.56       0.35%
Other (5).......................   33,666      302,704,076.94      37.87%
                                   ------     ---------------     ------
       Total....................   82,454     $799,292,626.59     100.00%
                                   ======     ===============     ======

---------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments which will amortize the then outstanding principal balance of the loan over the then remaining term and then to begin making payments of both interest and principal.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5) Loan still not in repayment status.

         DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                       AS OF THE STATISTICAL CUTOFF DATE

                                                 INITIAL POOL                                SUBSEQUENT POOL
                                  ------------------------------------------   --------------------------------------------
                                                 AGGREGATE       PERCENT OF                  AGGREGATE        PERCENT OF
                                   NUMBER       OUTSTANDING       INITIAL       NUMBER      OUTSTANDING       SUBSEQUENT
            DATE OF                  OF          PRINCIPAL          POOL          OF         PRINCIPAL           POOL
        DISBURSEMENT(1)             LOANS       BALANCE(2)        BALANCE        LOANS       BALANCE(3)         BALANCE
        ---------------           ---------   ---------------   ------------   ---------   --------------   ---------------
Pre October 1, 1993.............      930     $  4,949,835.64        0.65%          82     $   539,299.43         1.68%
October 1, 1993 to Present......   77,683      762,161,987.45       99.35%       3,759      31,641,504.07        98.32%
                                   ------     ---------------      ------        -----     --------------       ------
       Total....................   78,613     $767,111,823.09      100.00%       3,841     $32,180,803.50       100.00%
                                   ======     ===============      ======        =====     ==============       ======

                                                   TOTAL
                                  ----------------------------------------
                                                 AGGREGATE       PERCENT
                                   NUMBER       OUTSTANDING         OF
            DATE OF                  OF          PRINCIPAL         POOL
        DISBURSEMENT(1)             LOANS         BALANCE        BALANCE
        ---------------           ---------   ---------------   ----------
Pre October 1, 1993.............    1,012     $  5,489,135.07       0.69%
October 1, 1993 to Present......   81,442      793,803,491.52      99.31%
                                   ------     ---------------     ------
       Total....................   82,454     $799,292,626.59     100.00%
                                   ======     ===============     ======

---------------

(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business -- Federal Loans Under the Programs" and " -- Insurance of Student Loans; Guarantors of Student Loans."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

                   DISTRIBUTION OF FINANCED STUDENT LOANS BY
        NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                    INITIAL POOL                           SUBSEQUENT POOL                       TOTAL
                       ---------------------------------------   ------------------------------------   ------------------------
                                   AGGREGATE                                AGGREGATE      PERCENT OF               AGGREGATE
                       NUMBER     OUTSTANDING      PERCENT OF    NUMBER    OUTSTANDING     SUBSEQUENT   NUMBER     OUTSTANDING
                         OF        PRINCIPAL      INITIAL POOL     OF       PRINCIPAL         POOL        OF        PRINCIPAL
                       LOANS      BALANCE(1)        BALANCE      LOANS      BALANCE(2)      BALANCE     LOANS        BALANCE
                       ------   ---------------   ------------   ------   --------------   ----------   ------   ---------------
Days Delinquent
 0 - 30..............  75,698   $737,082,634.88       96.09%     3,507    $29,295,835.50      91.04%    79,205   $766,378,470.38
31 - 60..............   2,571     25,903,238.61        3.38%       317      2,748,065.04       8.54%     2,888     28,651,303.65
61 - 90..............     344      4,125,949.60        0.54%        17        136,902.96       0.43%       361      4,262,852.56
                       ------   ---------------      ------      -----    --------------     ------     ------   ---------------
        Total........  78,613   $767,111,823.09      100.00%     3,841    $32,180,803.50     100.00%    82,454   $799,292,626.59
                       ======   ===============      ======      =====    ==============     ======     ======   ===============

                        TOTAL
                       -------
                       PERCENT
                         OF
                        POOL
                       BALANCE
                       -------
Days Delinquent
 0 - 30..............   95.88%
31 - 60..............    3.58%
61 - 90..............    0.53%
                       ------
        Total........  100.00%
                       ======

---------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

MATURITY AND PREPAYMENT ASSUMPTIONS

     The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

     To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller
(i) after the Loan Purchase Termination Date or (ii) from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans; provided, that if the Seller makes any such Consolidation Loan during the Funding Period or prior to the Loan Purchase Termination Date (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the Escrow Account and during the Funding Period, the Pre-Funding Account or following the Funding Period but prior to the Loan Purchase Termination Date, the Collection Account from amounts which constitute Available Loan Purchase Funds, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans were 100% guaranteed. See "The Student Loan Financing Business-Federal Loans Under the Programs -- Federal Consolidation Loans." There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans on or after the Loan Purchase Termination Date or by another lender at any time.

     In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the

Servicers are obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and " -- Servicer Covenants." See also "Description of the Transfer and Servicing Agreements -- Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders if as of the Special Determination Date the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, " -- Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and " -- Termination" regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the March 2009 Distribution Date. In addition, in the event a TERI Trigger Event occurs, the holders of Notes and Certificates may receive accelerated payments of principal. Any reinvestment risk from such accelerated payment of principal will be borne by the holders of Notes and Certificates receiving such prepayment.

     On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust prior to the Loan Purchase Termination Date or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates of the Notes and the Certificates.

     The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

     General. Each Financed Federal Loan will be required to be guaranteed as to principal and interest by PHEAA, ASA, NSLP, or ECMC and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan) or Consolidation Loan where none of the Underlying Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments paid by the Department. Each Financed Private Loan will be required to be guaranteed or insured as to principal and interest by TERI or HICA.

     The following tables provide information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                                    INITIAL POOL                           SUBSEQUENT POOL                       TOTAL
                       ---------------------------------------   ------------------------------------   ------------------------
                                   AGGREGATE                                AGGREGATE      PERCENT OF               AGGREGATE
                       NUMBER     OUTSTANDING      PERCENT OF    NUMBER    OUTSTANDING     SUBSEQUENT   NUMBER     OUTSTANDING
       NAME OF           OF        PRINCIPAL      INITIAL POOL     OF       PRINCIPAL         POOL        OF        PRINCIPAL
  GUARANTEE AGENCY     LOANS      BALANCE(1)        BALANCE      LOANS      BALANCE(2)      BALANCE     LOANS      BALANCE(2)
  ----------------     ------   ---------------   ------------   ------   --------------   ----------   ------   ---------------
ASA..................  18,345   $193,496,960.19       25.22%        17    $   147,040.12       0.46%    18,362   $193,644,000.31
PHEAA................  25,841    280,753,853.90       36.60%        29        506,107.75       1.57%    25,870    281,259,961.65
TERI.................  33,530    285,012,402.99       37.15%         0              0.00       0.00%    33,530    285,012,402.99
HICA.................     897      7,848,606.01        1.02%         0              0.00       0.00%       897      7,848,606.01
NSLP.................       0              0.00        0.00%     3,720     30,882,480.31      95.97%     3,720     30,882,480.31
ECMC.................       0              0.00        0.00%        75        645,175.32       2.00%        75        645,175.32
                       ------   ---------------      ------      -----    --------------     ------     ------   ---------------
        Total........  78,613   $767,111,823.09      100.00%     3,841    $32,180,803.50     100.00%    82,454   $799,292,626.59
                       ======   ===============      ======      =====    ==============     ======     ======   ===============

                        TOTAL
                       -------
                       PERCENT
                         OF
       NAME OF          POOL
  GUARANTEE AGENCY     BALANCE
  ----------------     -------
ASA..................   24.23%
PHEAA................   35.19%
TERI.................   35.66%
HICA.................    0.98%
NSLP.................    3.86%
ECMC.................    0.08%
                       ------
        Total........  100.00%
                       ======

---------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $32,098,853.82 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $293.86 as of the Statistical Cutoff Date.

     Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor for amounts paid under its Guarantee Agreement. The amount of reimbursement by the Department for Federal Loans for each fiscal year commencing October 1 varies for each Federal Guarantor depending on the annual claims rate for that Federal Guarantor (i.e., the dollar amount of reimbursement claims filed by that Federal Guarantor during that fiscal year as a percentage of the outstanding aggregate principal amount of those Federal Loans it guarantees whose borrowers were repaying such Federal Loans at the end of the preceding fiscal year) and the date on which the loan is made as follows:

                                                           REIMBURSEMENT BY THE
      CLAIMS RATE OF FEDERAL GUARANTORS                 DEPARTMENT OF EDUCATION (1)
      ---------------------------------                 ---------------------------
0% to and including 5%.......................  98%
Greater than 5% to and including 9%..........  98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%..............................  98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%;
                                               and 78% of claims greater than 9%

---------------

(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

     The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

     On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Student Loans. In addition, this legislation sought to greatly expand the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the Federal Programs. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Financed Federal Loans. See "Risk Factors -- Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95% and thereby increasing guarantor risk sharing from 2% to 5%.

     In issuing guarantees with respect to Student Loans, each Federal Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

     Pursuant to the 1992 Amendments and additional changes made in 1997 and 1998, each Federal Guarantor is required to maintain a current minimum reserve level of at least .25% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 5% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

     Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA, ASA, NSLP and ECMC by which each of PHEAA, ASA, NSLP and ECMC has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for Pennsylvania, West Virginia and Delaware, and has an established operating center in Harrisburg, Pennsylvania. For more information concerning PHEAA, see "The Seller, the Administrator and the Servicers -- the Servicers -- PHEAA." ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has an established operating center in Boston, Massachusetts. NSLP is the designated Student Loan guarantor for the state of Nebraska. As of the Statistical Cutoff Date, approximately 36.60%, 25.22%, 0.00% and 0.00% of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans and approximately 1.57%, 0.46%, 95.97% and 2.00% of the Subsequent Pool Student Loans which are Financed Federal Loans were guaranteed by PHEAA, ASA, NSLP and ECMC, respectively. Neither NSLP nor ECMC guarantee any of the Initial Financed Student Loans.

     Pursuant to its respective Guarantee Agreement, each of PHEAA, ASA, NSLP and ECMC guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

          (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

          (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

          (c) the closure of, or false certification of borrower eligibility by, the School;

          (d) the death of the borrower thereof;

          (e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician; or

          (f) the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the loan.

     When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of PHEAA, ASA, NSLP and ECMC pursuant to their respective Guarantee Agreements are obligations solely of PHEAA, ASA, NSLP and ECMC respectively, and are not supported by the full faith and credit of any state government.

     Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher

Education Act and other applicable requirements, (ii) the timely payment to PHEAA, ASA, NSLP or ECMC, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan, (iii) the timely submission to PHEAA, ASA, NSLP or ECMC, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to PHEAA, ASA, NSLP or ECMC, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of PHEAA, ASA, NSLP or ECMC, as the case may be, to honor their Guarantee Agreements with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the applicable Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants."

     Set forth below is certain current and historical information with respect to each of the Federal Guarantors (excluding ECMC) in its capacity as a Guarantor of all education loans guaranteed by each of them. No such information is provided with respect to ECMC because the aggregate principal amount of Financed Student Loans guaranteed by ECMC is approximately .08% of the Initial Pool Balance.

     Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that have first become guaranteed by each Federal Guarantor (excluding ECMC) and by all federal guarantors in each of the last five federal fiscal years:*

                 STAFFORD, SLS AND PLUS LOANS GUARANTEED
                 ---------------------------------------
                          (DOLLARS IN MILLIONS)
FEDERAL FISCAL   ---------------------------------------
     YEAR        PHEAA     ASA     NSLP   ALL GUARANTORS
--------------   ------   ------   ----   --------------
     1994        $1,747   $1,100   $378      $23,053
     1995         1,808      906    351       20,951
     1996         1,794      716    316       19,728
     1997         1,869      682    397           --
     1998         1,784      667    629           --

---------------

 * The information set forth in the table above for all guarantors has been obtained from the Department of Education's Federal Student Loan Programs Data Books (each, a "DOE Data Book"). Information for PHEAA, ASA and NSLP was obtained from PHEAA, ASA and NSLP, respectively.

     Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. ECMC has advised the Seller that ECMC's Agreements with the Department require that on an annual basis, ECMC calculate the amount of reserve funds and the amount of its expenses during the fiscal year in accordance with directions of the Secretary. Unless the Secretary directs otherwise, if the amount of ECMC's reserve funds exceeds 60 percent of the expenses, ECMC shall return the excess reserves to the Secretary at the time of submitting the annual report. The following tables set forth for each of PHEAA, ASA and NSLP, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*

                 PHEAA                    ASA                    NSLP
          --------------------   ---------------------   --------------------
FEDERAL   CUMULATIVE             CUMULATIVE              CUMULATIVE
FISCAL       CASH      RESERVE      CASH       RESERVE      CASH      RESERVE   NATIONAL
 YEAR      RESERVES     RATIO     RESERVES      RATIO     RESERVES     RATIO    AVERAGE
-------   ----------   -------   ----------    -------   ----------   -------   --------
                                      (DOLLARS IN MILLIONS)
 1994      $133.63       1.3       $38.16        0.7       $16.44       1.3       1.4
 1995       166.31       1.5        43.06        0.8        18.53       1.3       1.6
 1996       214.74       1.6        51.08        0.9        21.17       1.3        --
 1997       189.35       1.4        39.29        0.7        24.07       1.2        --
 1998       190.65       1.3        39.02        0.6        30.99       1.3        --

---------------

 * The information set forth in the tables above with respect to PHEAA, ASA and NSLP has been obtained from PHEAA, ASA and NSLP, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

     Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for each of PHEAA, ASA and NSLP for the last five federal fiscal years:*

FEDERAL                RECOVERY RATE
FISCAL         -----------------------------
 YEAR          PHEAA        ASA         NSLP
-------        -----        ----        ----
1994           52.9         43.3        19.8
1995           53.3         43.4        21.3
1996           55.0         41.3        26.6
1997           54.8         42.7        31.5
1998           59.2         49.0        38.0

---------------

 * Information for PHEAA, ASA and NSLP was provided by each entity, respectively.

     Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see
" -- Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because Federal Guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and October 1, 1998 and 95% for loans disbursed on and after October 1, 1998), many Federal Guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose. As of September 30, 1998, PHEAA has not specifically provided for this risk. PHEAA does have deferred guaranty fees of $39.7 million and cash reserves of $190.7 million to cover this risk. ASA has a loan loss reserve in the amount of $6.3 million and NSLP maintains a reserve of $3.96 million.

     Claims Rate. For the past five federal fiscal years, none of PHEAA's, ASA's or NSLP's claims rate has exceeded 5%, and as a result, all claims of PHEAA, ASA and NSLP have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See " -- Federal Reinsurance" above. Nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of each Federal Guarantor (excluding ECMC) for each of the last five federal fiscal years:*

FEDERAL                CLAIMS RATE
FISCAL         ----------------------------
 YEAR          PHEAA        ASA        NSLP
-------        -----        ---        ----
1994            2.2         3.5        3.0
1995            2.0         3.5        4.1
1996            1.6         3.1        3.1
1997            1.9         3.5        3.2
1998            2.0         2.8        3.2

---------------

 * Information for PHEAA, ASA and NSLP was provided by each entity, respectively.

     Guarantors for the Financed Private Loans. The Eligible Lender Trustee will enter into a Guarantee Agreement with TERI and the Seller will assign to the Eligible Lender Trustee, on behalf of the Trust its rights under surety bonds issued by HICA applicable to the Financed Student Loans insured by HICA. As a result TERI and HICA, respectively, will agree to guarantee or insure certain Financed Private Loans.

     Pursuant to its respective Guarantee Agreement, each of TERI and HICA guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Financed Private Loan guaranteed or insured by it as to which any one of the following events has occurred:

          (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Private Loan when due, provided such failure continues for a period of 120 days (150 days for HICA);

          (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended, (with respect to the Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds);

          (c) the death of the borrower thereof; or

          (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians, (with respect to the Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds).

     TERI's and HICA's guarantee/insurance obligation with respect to any Financed Private Loan is conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement between TERI or HICA and the Eligible Lender Trustee. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Private Loan being performed in accordance with the Programs and other applicable requirements,
(ii) the timely payment to TERI or HICA, as the case may be, of all guarantee fees or premiums payable with respect to such Financed Private Loan, (iii) the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Private Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Financed Private Loan. In addition, in the event that any Financed Private Loan is determined to be unenforceable because the terms of such Financed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's guarantee obligation is reduced to 50% and HICA's insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest with respect to such Financed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Financed Private Loan or of the applicable Servicer to purchase such Financed Private Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants."

     TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Financed Private Loans. Based upon the Rating Agencies' assessment of the financial position, reserves and potential claims against TERI and HICA, respectively, the Seller has structured the Trust and the Securities assuming that neither TERI nor HICA will have the financial resources to satisfy all its obligations under its respective Guarantee Agreement with respect to the Financed Private Loans throughout the term of such loans.

     Certain organizational and summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

TERI

     TERI was incorporated in 1985 to guarantee Student Loans and is not an insurance company. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts and employs approximately 170 people, as of September 30, 1998.

     Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                                    PRIVATE LOANS
                       CALENDAR YEAR                             GUARANTEED BY YEAR
                       -------------                             ------------------
                                                                (DOLLARS IN MILLIONS)
1993........................................................           $342.9
1994........................................................            292.2
1995........................................................            303.4
1996........................................................            339.7
1997........................................................            332.6
1998*.......................................................            267.9
                                                                       ======

---------------

 * For the nine-month period ending September 30, 1998.

     Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

     Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "Total Amounts Available To Meet Guarantee Commitments" by the "total loans outstanding." TERI defines "Total Amounts Available to Meet Guarantee Commitments" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs"). TERI defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth TERI's reserve ratio as of December 31 for the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                       AMOUNTS AVAILABLE
                                                            TO MEET
                                                           GUARANTEE          RESERVE
                  CALENDAR YEAR                           COMMITMENTS          RATIO
                  -------------                        -----------------    -----------
                                                          (DOLLARS IN       (UNAUDITED)
                                                          THOUSANDS)
                                                          (UNAUDITED)
1993..............................................         $ 75,974            7.0%
1994..............................................           73,624            6.1%
1995..............................................           83,937            5.7%
1996..............................................           96,362            5.7%
1997..............................................          102,201            5.4%
1998*.............................................          103,223            5.1%

---------------

 * For the nine-month period ending September 30, 1998.

     Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1997, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 0.0% to 4.5% in total TERI funds available as security for the performance of TERI obligations. For a more detailed discussion of such amendments and the related risks, see "Risk Factors -- Dependence on Guarantors as Security for Financed Student Loans." At December 31, 1997, the balance of loans outstanding guaranteed directly and indirectly by TERI amounted to approximately $1.9 billion and $0.25 billion, respectively. At December 31, 1997, TERI was required to have approximately $84.7 million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or temporarily unrestricted net assets) available as security for TERI's performance as guarantor. The unrestricted and/or temporarily unrestricted net assets consist of amounts in the Designated Purposes Fund, the Guarantee Reserve Fund and the Operating Fund set forth below.

     As of the end of each of the five calendar years and the nine-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                AS OF DECEMBER 31,
                                 ------------------------------------------------   SEPTEMBER 30,
                                  1993      1994      1995      1996       1997         1998
                                 -------   -------   -------   -------   --------   -------------
                                                          (AS RESTATED)
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)
Deferred Guarantee Fees........  $ 5,564   $ 5,269   $ 5,234   $ 5,140   $  5,032     $  4,526
Loan Loss Reserve..............   38,269    29,629    29,092    57,006     56,999       54,667
Unrestricted -- Board
  Designated...................   22,876    33,151    46,063    31,169     33,951       33,944
Unrestricted -- Undesignated...    9,264     5,579     3,548     3,047      6,219       10,086
                                 -------   -------   -------   -------   --------     --------
Total Amounts Available To Meet
  Guarantee Commitments........  $75,974   $73,624   $83,937   $96,362   $102,201     $103,223
                                 =======   =======   =======   =======   ========     ========

     Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Programs," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent third party. TERI has significantly increased its total amounts available to meet guarantee commitments over the last two years in conjunction with an increase in the outstanding principal amount of loans guaranteed by TERI over such period. TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

     Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of September 30, 1998, with respect to loans defaulting in each of the five calendar years and the nine-month period referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                                         CUMULATIVE
                        PERIOD OF                                    CASH RECOVERY RATE
                         DEFAULT                                        (UNAUDITED)
                        ---------                                    ------------------
       1993..........................................  52%  (January 1, 1993--September 30, 1998)
       1994..........................................  44%  (January 1, 1994--September 30, 1998)
       1995..........................................  38%  (January 1, 1995--September 30, 1998)
       1996..........................................  26%  (January 1, 1996--September 30, 1998)
       1997..........................................  21%  (January 1, 1997--September 30, 1998)
       1998*.........................................   7%  (January 1, 1998--September 30, 1998)

---------------

* For the nine-month period ending September 30, 1998.

     The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

     Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (exclusive of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total loans guaranteed, total defaults paid and the cohort default rate as of September 30 for each of the five calendar years and the nine-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                      TOTAL $ LOANS       TOTAL DEFAULTS PAID FOR
                                                       GUARANTEED           LOANS GUARANTEED IN         COHORT
                  COHORT YEAR                        IN COHORT YEAR             COHORT YEAR          DEFAULT RATE
                  -----------                        --------------       -----------------------    ------------
                                                       (DOLLARS IN                                   (UNAUDITED)
                                                       THOUSANDS)         (DOLLARS IN THOUSANDS)
                                                       (UNAUDITED)              (UNAUDITED)
  1993..........................................        $342,938                  $22,446               6.55%
  1994..........................................         292,289                   13,009               4.45%
  1995..........................................         303,369                   10,177               3.35%
  1996..........................................         339,675                    4,362               1.28%
  1997..........................................         332,530                    1,201               0.36%
  1998*.........................................         267,920                       96               0.04%

---------------

* For the nine-month period ending September 30, 1998.

     The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above.

     Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Programs. These segregated reserves, which are not available to cover TERI-guaranteed loans outside of the Programs, are equally available to all holders of TERI guaranteed Private Loans made since 1990-1991, which include both the Seller and third-party purchasers of the Seller's TERI guaranteed Private Loans under the Programs, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Financed Private Loans made under the aforementioned Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to such Financed Private Loans. The Seller will assign the portion of its rights under the agreement implementing these segregated reserves that is attributable to such Financed Private Loans to the Trust.

     TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.

HICA

     The Eligible Lender Trustee will take an assignment of Surety Bonds by which HICA has insured Financed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately 30 people as of September 30, 1998. HICA is an indirect subsidiary of SLM Holding Corporation.

     Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the six calendar years referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                                PRIVATE LOANS INSURED
                       CALENDAR YEAR                                   BY YEAR
                       -------------                            ---------------------
                                                                (DOLLARS IN MILLIONS)
                                                                ---------------------
1993........................................................            $135
1994........................................................             161
1995........................................................             173
1996........................................................             256
1997........................................................             286
1998........................................................             267

     HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Bruce Olson, Treasurer, 7633 Mount Carmel Drive, Orlando, Florida 32835.

                      POOL FACTORS AND TRADING INFORMATION

     Each of the "Class A-1 Note Pool Factor," the "Class A-2 Note Pool Factor" and the "Certificate Pool Factor" (each, a "Pool Factor") is a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal balance of each class of Notes or the Certificate Balance of each class of Certificates, respectively, as of that Distribution Date (after giving effect to distributions on such Distribution
Date), as a fraction of the initial outstanding principal balance of each class of Notes or each class of Certificates, respectively. Each Pool Factor will be
1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of each class of Notes or the Certificate Balance, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of each class of Notes or the Certificate Balance, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

     Pursuant to the Indenture and the Trust Agreement, the Securityholders will receive quarterly reports concerning the payments received on the Financed Student Loans, the reduction of the Pre-Funded Amount resulting from Additional Fundings, the Pool Balance, the Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities -- Reports to Securityholders."

                         DESCRIPTION OF THE SECURITIES

     Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements
 -- Distributions."

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary describes certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

     Each class of Securities will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See " -- Book-Entry Registration" and " -- Definitive Securities."

THE NOTES

     Distributions of Interest. Interest will accrue on the principal balance of each class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Notes and the Student Loan Rate (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each, an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after the distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and of the Servicing Fee, and the Administration Fee for each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and
" -- Credit Enhancement." If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for such Distribution Date, such shortfall will be allocated pro rata to the Noteholders (based upon the total amount of interest then due on each class of Notes).

     "Formula Rate" means for any class of Securities, the applicable Investor Index plus the applicable Margin.

     "Investor Index" means (x) in the case of the T-Bill Indexed Securities, the daily weighted average of the T-Bill Rates within such Interest Period (determined as described under "--Determination of the T-Bill Rate") or (y) in the case of the LIBOR Indexed Securities, Three Month LIBOR (determined as described under "--Determination of LIBOR").

     In the case of any LIBOR Indexed Securities and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding March 29, 1999 based on Three Month LIBOR as determined on the initial LIBOR Determination Date and for the period from March 29, 1999 to but excluding June 28, 1999 based on Three Month LIBOR as determined on the LIBOR Determination Date in March 1999. See "-- Determination of LIBOR."

     The "Margin" for each class of Securities is as set forth under "Summary of Terms -- Transaction Overview -- Interest."

     The "Student Loan Rate" for any class of Securities for any Interest Period will equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in a leap year) by (ii) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Servicing Fees and the Administration Fee and payable on the related Distribution Date and any Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and (ii) the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

     "Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Federal Loans and (iii) Investment Earnings for such Collection Period.

     Any Noteholders' Interest Index Carryover due on the Notes that may exist on any Distribution Date will be payable to holders of the Notes on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on the Notes, and on any succeeding Distribution Dates, solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing
Agreements -- Distributions." No amounts on deposit in the Reserve Account or the Pre-Funding Account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due on the Notes remaining after distribution of all Available Funds on the applicable Note Final Maturity Date will never become due and payable and will be discharged on such date.

     Distributions of Principal. Principal payments will be made to the holders of the Notes on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing
Agreements -- Distributions," provided, that, on any Distribution Date that the principal balance of the Notes exceeds the Note Collateralization Amount, an amount equal to the Noteholders' Priority Principal Distribution Amount will be distributed to Noteholders prior to any payments to Certificateholders. If such remaining amount of Available Funds is insufficient to pay the Noteholders' Priority Principal Distribution Amount, for any Distribution Date, such shortfall will be distributable to the Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date for such classes of Notes), such shortfall will not constitute an Event of Default. In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing
Agreements -- Termination," with respect to any Distribution Date occurring on or after the March 2009 Distribution Date, the Specified Collateral Balance shall be reduced to zero and all amounts on deposit in the Collection Account (after distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and the Servicing Fee, the Administrative Fee, the Noteholders' Interest Distribution Amount, any Noteholders' Priority Principal Distribution Amount, the Certificateholders' Interest Distribution Amount and any amounts necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance on such Distribution Date) will be distributed to the Noteholders and then to the Certificateholders as principal until the outstanding principal balance of the Notes and Certificates has been reduced to zero. See "Description of the Transfer and Servicing Agreements -- Termination."

     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero. The aggregate outstanding principal amount of each class of Notes will be payable in full on the respective Final Maturity Dates for each such class of Notes. The dates on which the Final Maturity Dates occur for each class of Notes are set forth in "Summary of Terms -- Transaction Overview -- Maturity Dates." On the Final Maturity Date, for each class of Notes, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such class of Notes to zero. Although the maturity of many of the Financed Student Loans will extend well beyond such final maturity dates, the actual date on which the aggregate outstanding principal and accrued interest of any class of Notes are paid may be earlier than the Final Maturity Date for such class of Notes, based on a variety of factors, including those described above under "Risk Factors -- Prepayment Risk from Pre-Funded

Amount," "-- Prepayment, Maturity and Yield Risks," "-- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan
Pool -- Maturity and Prepayment Assumptions."

     Mandatory Redemption. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000, will be distributed on the first Distribution Date thereafter to redeem each class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal amount of each class of Notes and the initial Certificate Balance of the Certificates; if such amount is $10,000,000 or less, it will be distributed on the first Distribution Date thereafter only to holders of the Class A-1 Notes.

THE CERTIFICATES

     Distributions of Interest. Interest will accrue on the Certificate Balance at a rate per annum equal to the lesser of the Formula Rate for the Certificates and the Student Loan Rate (such interest rate being the "Certificate Rate"). Such amount will be distributable quarterly on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for such Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions" for such Distribution Date. See "Description of the Transfer and Servicing
Agreements -- Distributions," "-- Credit Enhancement -- Reserve Account" and
"-- Additional Fundings."

     Any Certificateholders' Interest Index Carryover due on the Certificates that may exist on any Distribution Date will be payable on that Distribution Date on a pro rata basis and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions." No amounts on deposit in the Reserve Account or Pre-Funding Account will be available to pay any Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover due on the Certificates remaining after distribution of all Available Funds on the Final Maturity Date for the Certificates will never become due and payable and will be discharged on such date.

     Distributions of Principal. The Certificates will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions". See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Credit Enhancement -- Reserve Account."

     The outstanding Certificate Balance will be payable in full on the Final Maturity Date for the Certificates. The Final Maturity Date for the Certificates is set forth in "Summary of Terms -- Transaction Overview -- Maturity Dates." On the Final Maturity Date for the Certificates, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the Certificate Balance to zero. The actual date on which the aggregate outstanding Certificate Balance and accrued interest of the Certificates will be paid may be earlier than the Final Maturity Date for the Certificates, however, based on a variety of factors, including those described above under "Risk
Factors -- Prepayment Risk from Pre-Funded Amount," "-- Prepayment, Maturity and Yield Risks," "-- Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool -- Maturity and Prepayment Assumptions."

     Subordination of the Certificates. The rights of the holders of the Certificates to receive payments of interest are subordinated to the rights of the holders of the Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of the Certificates to receive payments of principal are subordinated to the rights of the holders of the Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and to the extent necessary, the Reserve Account and, during the Funding Period, the Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the Notes before payment of interest on the Certificates. Moreover, the holders of the Certificates will not be entitled to any payments of principal until the Notes are paid in full. In addition, if (i) an Event of Default occurs and is continuing under the Indenture or (ii) an Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes, distributions with respect to the Certificates may be delayed or reduced.

DETERMINATION OF THE T-BILL RATE

     "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills sold at the most recent 91-day Treasury bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six Business Days.

     "Lock-In Period" means the number of days preceding any Distribution Date during which the Note Interest Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

     Accrued interest on any class of Notes (and the Certificates) which are T-Bill Indexed Securities from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of the Notes (or the Certificate Balance) by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

     The following table sets forth the accrued interest factors that would have been applicable to any Notes which are T-Bill Indexed Securities bearing interest at the indicated rates, assuming a 365-day year:

                                                               ASSUMED INTEREST
                                                            -----------------------
                    SETTLEMENT                   DAYS        RATE ON     INTEREST
                       DATE                   OUTSTANDING   THE NOTES     FACTOR
                    ----------                -----------   ---------   -----------
1st    .....................................                5.00000%    0.000000000
2nd    .....................................       1         5.00000    0.000136986
3rd    .....................................       2         5.00000    0.000273973
4th    .....................................       3         5.00000    0.000410959
5th*   .....................................       4         5.15000    0.000547945
6th    .....................................       5         5.15000    0.000689041
7th    .....................................       6         5.15000    0.000830137
8th    .....................................       7         5.15000    0.000971233
9th    .....................................       8         5.15000    0.001112329
10th   .....................................       9         5.15000    0.001253425

---------------

* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

     The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes which are T-Bill Indexed Securities. A similar factor calculated in the same manner is applicable to the return on Certificates which are T-Bill Indexed Securities.

     The Administrator makes information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P.

DETERMINATION OF LIBOR

     Pursuant to the Transfer and Servicing Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the interest due on the Notes and Certificates which are LIBOR Indexed Securities and the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover, in each case, for each given Interest Period on (x) the second Business Day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding March 29, 1999 and as determined on the second Business Day prior to March 29, 1999 for the period from March 29, 1999 to but excluding June 28, 1999 (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

     "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and
(iii) having an established place of business in London.

THE INDENTURE

     Modification of Indenture. With the consent of the holders of a majority of the outstanding Notes, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes,
(vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

     Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph): (i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders on any Distribution Date is limited to the amount of Available Funds on such date after payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount, up to an amount necessary to reduce the aggregate principal balance of the Notes and the Certificate Balance to the Specified Collateral Balance. Consequently, the failure to pay the entire unpaid principal amount of any class of Notes on the applicable Final Maturity Date will result in an Event of Default. The failure to pay the Noteholders' Principal Distribution Amount on any class of Notes on any Distribution Date shall not result in the occurrence of an Event of Default until the Final Maturity Date for such class of Notes. In addition, the failure to pay the Noteholders' Interest Index Carryover or the Certificateholders' Interest Index Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding at any time prior to the entry of judgment for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

     If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, either require the Eligible Lender Trustee to sell the Financed Student Loans, subject to compliance with the rights of first offer held by PHEAA, or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of principal on a Final Maturity Date for a class of Notes or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding; provided, further that the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default in the payment of any principal on the Final Maturity Date for a class of Notes or a default of five days or more on the payment of any interest on any Note, unless (iv) the proceeds of the sale or liquidation of the Financed Student Loans distributable to the Certificateholders are sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon or (v) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Certificateholders would not be sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance consent thereto; provided, further that the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default in the payment of any principal on the Final Maturity Date for a class of Notes or a default of five days or more on the payment of any interest on any Note unless (vi) proceeds of the sale or liquidation of the

Financed Student Loans distributable from such sale are sufficient (a) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Index Carryover) and (b) to pay to Certificateholders, the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Index Carryover) or (vii) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (a) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Index Carryover) and (b) to pay to Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Index Carryover). If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Notes on a pro rata basis, based on the amount then owing on each class of Notes.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

     None of the Indenture Trustee, the Seller, the Administrator, the Servicers or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the Notes and the Certificates would not be reduced or withdrawn by the nationally recognized rating agencies rating the Securities as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to the Trust or to any Certificateholder or Noteholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

     The Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto.

     The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

     The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relates to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to Issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

     Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NONE OF THE TRUST, THE SELLER, THE SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

     The Notes and the Certificates will initially be issued in book-entry form. The Notes and the Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or

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

Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

     Three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance may, by written request to the Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other
Certificateholders with respect to their rights under the Trust Agreement or the Certificates.

REPORTS TO SECURITYHOLDERS

     On each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the related quarterly report provided to the Indenture Trustee and the Trust described under "Description of the Transfer and Servicing Agreements -- Statements to Indenture Trustee and Trust."

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture or the Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any

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

payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of certain terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Servicers will service and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

     On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after January 1, 1999 and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amount in the Pre-Funding Account. See "--Additional Fundings" for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, on the date on which transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Initial Financed Student Loans is true and correct as of the Statistical Cutoff Date and, in some cases, the Closing Date (iii) the information provided with respect to the Subsequent Pool Student Loans is true and correct as of the Statistical Cutoff Date and, as of the related Subsequent Cutoff Date, no claim has been made to a Guarantor with respect to such Student Loans, and (iv) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date or Transfer Date (as defined below), as applicable, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the Programs or under any Guarantee Agreement.

     Following the discovery by or notice to the Seller of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders or the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period, at the related Purchase Price as of the day of repurchase plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the Seller will reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay

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

pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

     To assure uniform quality in servicing and to reduce administrative costs, each Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans which such Servicer is servicing by the Eligible Lender Trustee on behalf of the Trust. The Seller's and the Servicers' accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

     The Administrator will establish and maintain the Collection Account, the Pre-Funding Account, the Escrow Account, and the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

     Funds in the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the Business Day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the two nationally recognized rating agencies rating the Securities; and (ii) whose deposits are insured by the FDIC.

ADDITIONAL FUNDINGS

     The Trust may make expenditures, (each, an "Additional Funding") from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period and from the Escrow Account and Available Loan Purchase Funds on Transfer Dates during the period which begins on the day following

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

the end of the Funding Period and ends on the Loan Purchase Termination Date, in each case consisting of amounts paid to the Seller to acquire Additional Student Loans as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the Financed Student Loans and to pay Guarantee Fee Advances as provided in the Sale and Servicing Agreement.

     On the Closing Date, for administrative convenience, a portion of the Pre-Funded Amount equal to the Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Pre-Funded Amount equal to $30,000,000 (the "Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans. The Subsequent Pool Pre-Funded Amount will be reduced on each date Subsequent Pool Student Loans are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date.

     The Trust intends to use funds on deposit in the Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Pool Student Loans. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans, as the case may be, then the amount of such deficiency may be withdrawn from the Other Additional Pre-Funding Subaccount. Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase during the Funding Period, Other Subsequent Student Loans having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans repaid by any Other Subsequent Student Loans that are Consolidation Loans) of not less than $30,000,000, (less the amount thereof, if any, used by the Trust to fund shortfalls in the payment of interest on the Securities as described herein) to the extent that such Other Subsequent Student Loans are available. Funds on deposit in the Other Additional Pre-Funding Subaccount will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Subsequent Student Loans, made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date or Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, to pay capitalized interest on any Financed Student Loan and to pay Guarantee Fee Advances. See "The Student Loan Financing Business -- Federal Loans Under the Programs -- Federal Consolidation Loans" and "--Private Loans Under the Programs -- Private Consolidation Loans." "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Pool Student Loan but do not include Stafford Loans made after July 1, 1998 without each of the rating agencies confirming the then current rating of the Securities. The Seller expects that the total amount of Additional Fundings from the Pre-Funding Account will approximate 100% of the Pre-Funded Amount by the last day of the Collection Period preceding the March 2001 Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then such amounts will be distributed to Securityholders as described in "Description of the Securities -- Notes -- Mandatory Redemption." If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Securities on such Distribution Date.

     The Other Additional Pre-Funded Amount will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee, the Administration Fee, interest amounts payable in respect

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of the Notes and the Certificates (other than the Noteholders' Interest Index
Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such distributions and after giving effect to the application of funds on deposit in the Reserve Account to cover such shortfalls; provided, however, that the Other Additional Pre-Funded Amount will only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such reductions in the Other Additional Pre-Funded Amount) would not be less than the outstanding principal balance of the Notes. Amounts withdrawn from the Pre-Funding Account for such purposes will not be replenished with future available funds.

     The obligation to purchase any Additional Student Loan (including a Subsequent Pool Student Loan) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others: (i) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or elsewhere, (ii) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders and (iii) the Seller will deliver certain opinions of counsel to the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan. In addition, (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying Student Loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust. On the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) of each month or on certain other dates designated by the Seller during the Funding Period and during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Subsequent Student Loans or Other Student Loans, as applicable, made or, with respect to Subsequent Pool Student Loans, owned during the period preceding the applicable Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the applicable Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans will be withdrawn first from the Escrow Account to the extent amounts are available therein and then (i) with respect to Subsequent Pool Student Loans and Other Subsequent Student Loans, during the Funding Period, from the Pre-Funding Account and (ii) with respect to Other Student Loans, during the period following the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds on deposit in the Collection Account, in each case on such date and transferred to the Seller. Amounts in the Escrow Account will not be available to purchase any Subsequent Pool Student Loan. The Trust will not purchase an aggregate amount of Other Subsequent Student Loans and Other Student Loans which exceeds 25% of the Initial Pool Balance. Notwithstanding the foregoing, because the Loan Purchase Termination Date is defined as the last day of the Funding Period, the Trust will not apply any Available Loan Purchase Funds to purchase Other Student Loans.

     With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable, held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the

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

Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer from (a) during the Funding Period, the Pre-Funding Account and (b) after the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds on deposit in the Collection Account, in each case, of an amount equal to the Purchase Price of such Serial Loan.

     Amounts on deposit in the Escrow Account will be invested in Eligible Investments (see " -- Accounts") and will be used on the succeeding Transfer Date, as described above, to purchase Additional Student Loans from the Seller. Any of such amounts remaining in the Escrow Account on the Transfer Date after giving effect to the conveyance of all such Additional Student Loans on such Transfer Date will be deposited into the Collection Account and distributed as Available Funds on the Distribution Date immediately following such Transfer Date.

SERVICING PROCEDURES

     Pursuant to the Sale and Servicing Agreement, PHEAA and EFS have each agreed as Servicers to service, and perform all other related tasks with respect to, the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, a Servicer will hold on behalf of the Trust the notes evidencing, and other documents relating to, that Financed Student Loan. With respect to the Financed Student Loans it is servicing, each Servicer is required pursuant to the Sale and Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so in the same manner as such Servicer has serviced student loans on behalf of the Seller and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

     Without limiting the foregoing, the duties of each Servicer under the Sale and Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans such Servicer is servicing, including claiming and obtaining any Guarantee Payments (subject to the TERI Maximum Payments Amount) with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see " -- Administrator"), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, each Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish quarterly and annual statements to the Administrator with respect to such information, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the Sale and Servicing Agreement. In its capacity as Servicer, PHEAA will from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

PAYMENTS ON FINANCED STUDENT LOANS

     Except as provided below, each Servicer will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two Business Days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two Business Days of receipt thereof.

     However, in the event that Key Bank USA, National Association satisfies certain requirements for quarterly remittances and the rating agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as Key Bank USA, National Association is the Administrator and provided that

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

(i) there exists no Administrator Default (as described below) and (ii) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, each Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the Business Day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the Business Day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by a Servicer into the Collection Account on or before the Business Day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

SERVICER COVENANTS

     In the Sale and Servicing Agreement, each Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans such Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan such Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in such Financed Student Loans and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Programs requirements.

     Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that such Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

     Under the terms of the Sale and Servicing Agreement, if the Seller or a Servicer discovers, or receives written notice, that any covenant of the Servicers set forth above has not been complied with by such Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, such Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, such Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to such Servicer. In addition, a Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of such Servicer.

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

SERVICING COMPENSATION

     The Servicers will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in an amount equal to the sum of (i) the Servicing Fee Percentage (as defined below) of the Pool Balance as of the last day of the immediately preceding calendar month and (ii) in the case of PHEAA certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees and similar charges, as compensation for performing the functions as servicers for the Trust described above. The "Servicing Fee Percentage" means, with respect to each Servicer, the per annum percentage specified in a fee schedule for such Servicer delivered to the Eligible Lender Trustee on the Closing Date. The Servicing Fee set forth in clause (i) above may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicers to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicers in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date.

     Notwithstanding the foregoing, in the event that the aggregate fees payable to the Servicers as defined above for any Monthly Servicing Payment Date would exceed 0.50% per annum of the Pool Balance as of the last day of the preceding calendar month (other than any deconversion fees) (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date plus any deconversion fees referred to below. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior Monthly Servicing Payment Dates that remain unpaid (the aggregate amounts being the "Excess Servicing Fee"), will be payable to the Servicers on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions." The Servicers will only be entitled to receive the Excess Servicing Fee if and to the extent that Available Funds exist to make such payments after making all prior distributions and deposits.

     The Servicing Fee and the Excess Servicing Fee will compensate the Servicers for performing the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Excess Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

     In the event of (i) any sale of the Financed Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, PHEAA or the Servicers) in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA or EFS, as the case may be, as Servicer or (ii) any termination by the Trust of PHEAA or EFS, as the case may be, as Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Servicer Default by PHEAA or EFS, as the case may be, the Trust shall pay to PHEAA or EFS, as the case may be, as a part of the Servicing Fee (not subject to the Capped Amount) the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $115 for each in-school Stafford Loan, in-school deferred SLS Loan, Law Loan, Medical Loan, Dental Loan, Business Loan, Graduate Loan, Bar Exam Loan, and Residency Loan; and (b) $62.50 for each loan of any other status or loan type.

DISTRIBUTIONS

     Deposits to Collection Account. On or about the third Business Day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

     On or before the Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) (i) any Guaranteed Payments made by TERI in excess of the Maximum TERI Payments Amount and (ii) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment to the Seller in the case of such excess Guarantee Payments and to the Servicer in the case of the Servicing Fee. On or before the Business Day prior to each Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

     For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

          (i) all collections received by the Servicers on the Financed Student Loans (including any Guarantee Payments (subject to the Maximum TERI Payments Amount) received with respect to such Financed Student Loans) but net of (x) any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, and (y) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

          (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

          (iii) all proceeds of the Financed Student Loans which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Servicers' respective customary servicing procedures, net of expenses incurred by the Servicers in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

          (iv) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by a Servicer under an obligation which arose during the elapsed portion of such Collection Period;

          (v) the aggregate amounts, if any, received from the Seller or a Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments;

          (vi) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans;

          (vii) with respect to the first Distribution Date, the initial deposit into the Collection Account;

          (viii) Investment Earnings for such Distribution Date;

          (ix) amounts withdrawn from the Reserve Account in excess of the Specified Reserve Account Balance and deposited into the Collection Account;

          (x) amounts withdrawn from the Escrow Account and deposited into the Collection Account; and

          (xi) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account to the Collection Account;

provided that Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Distribution Date and (B) following the end of the Funding Period and prior to the Loan Purchase Termination Date, amounts withdrawn from the Collection Account to purchase Other Student Loans or pay Guarantee Fee Advances during the period following the preceding Distribution Date and ending on or prior to such Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds amounts available from the Reserve Account and the Pre-Funding Account (1) to pay any of the items specified in clauses (i) through (iii), respectively, under "--Distributions from the Collection Account," for such Distribution Date and
(2) if the principal balance of the Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount, to pay the Certificateholders' Interest Distribution Amount for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds on deposit in the Collection Account on the Determination Date relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date up to the amount necessary to pay, in the case of clause (1) above such items specified in clauses (i) through (iii) respectively and in the case of clause (2) above the Certificateholders' Interest Distribution Amount and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

     Distributions from the Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to (i) the Seller any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (ii) the Servicers the Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

     On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period:

          (i) to the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount;

          (ii) to the Servicers, the Servicing Fee due on such Distribution Date and all prior unpaid Servicing Fees;

          (iii) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

          (iv) to the holders of the Notes, the Noteholders' Interest Distribution Amount;

          (v) to the holders of the Certificates, the Certificateholders' Interest Distribution Amount;

          (vi) to the Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

          (vii) to the holders of the Notes, the Noteholders' Principal Distribution Amount;

          (viii) on each Distribution Date on and after which the Notes have been paid in full, to the holders of the Certificates, the Certificateholders' Principal Distribution Amount;

          (ix) to the Servicers, the aggregate unpaid amount, if any, of the Excess Servicing Fee;

          (x) to the holders of the Notes on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any;

          (xi) to the holders of the Certificates, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any; and

          (xii) to the Seller, any remaining amounts after application of clauses (i) through (xi).

     Additionally, if on any Distribution Date the outstanding principal balance of the Notes (after giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, the principal will be payable to the Noteholders in the amount of the Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the Certificates.

     Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

     For purposes hereof, the following terms have the following meanings:

     "Certificate Balance" equals $34,600,000 as of the Closing Date and thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal subsequently distributed to the Certificateholders.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means with respect to any Distribution Date, the excess of (i) the sum of the Certificateholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of the Certificates on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Certificates, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

     "Certificateholders' Interest Distribution Amount" means with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Certificates on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.

     "Certificateholders' Principal Distribution Amount" means on each Distribution Date on and after which the principal balance of the Notes has been paid in full, the Principal Distribution Amount for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the holders of the Notes on such Distribution Date); provided that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Maturity Date for the Certificates, the principal required to be distributed to the holders of the Certificates will include the amount required to reduce the outstanding Certificate Balance to zero.

     "Maximum TERI Payments Amount" means 19% of the Initial Pool Balance.

     "Net Government Receivable" means, with respect to any Distribution Date, the sum of the amount of Interest Subsidy Payments and Special Allowance Payments due from the Department less the amount owed to the Department for Federal Origination Fee and Federal Consolidation Loan Rebate as of the end of the related Collection Period.

     "Note Collateralization Amount" means, with respect to any Distribution Date, the sum of (i) the Pool Balance as of the end of the related Collection Period, (ii) the Pre-Funded Amount, as of the end of the related Collection Period, (iii) the amount on deposit in the Reserve Account after giving effect to distributions on such Distribution Date, and (iv) the Net Government Receivable.

     "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of (i) the sum of the Noteholders' Interest Distribution Amount on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of the Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Notes, to the extent permitted by law, at the weighted average of the Note Interest Rates from such preceding Distribution Date to the current Distribution Date.

     "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of each class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover.

     "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (i) on the Final Maturity Date for each class of Notes, the principal required to be distributed to the class of Notes will include the amount required to reduce the outstanding principal balance of such class of Notes to zero, and (ii) on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination," the principal required to be distributed to the holders of Class A-2 Notes will include the amount required to reduce the outstanding principal balance of such Class A-2 Notes to zero. In the event that the outstanding balance of the Notes is in excess of the Note Collateralization Amount, the Noteholders' Principal Distribution Amount for the Notes will be reduced by the amount of any Noteholders' Priority Principal Distribution Amount.

     "Noteholders' Priority Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate outstanding principal balance of such Notes (after giving effect to any distributions on such Distribution Date) over (ii) the Note Collateralization Amount.

     "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication: (i) all payments received by the Trust related to the Financed Student Loans during such Collection Period from or on behalf of borrowers, Guarantors (except with respect to any guarantee payments made by TERI in excess of the Maximum TERI Payments Amount) and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"), (ii) all Purchase Amounts received by the Trust related to the Financed Student Loans for such Collection Period from the Seller or the Servicers, (iii) all Additional Fundings made from the Escrow Account and the Pre-Funding Account or the Available Loan Purchase Funds with respect to such Collection Period and (iv) all losses realized on Financed Student Loans liquidated during such Collection Period.

     "Principal Distribution Amount" means, with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and the Certificate Balance exceeds the Specified Collateral Balance for such Distribution Date.

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

     "Specified Collateral Balance" means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount as of the last day of the related Collection Period for such Distribution Date. In the event that the Financed Student Loans are not sold pursuant to the auction process described under "--Termination," with respect to any Distribution Date occurring on or after the March 2009 Distribution Date, the Specified Collateral Balance will be zero. Following a TERI Trigger Event, the Specified Collateral Balance will equal zero.

     A "TERI Trigger Event" shall occur when (i) the Cumulative TERI Claims Ratio (as defined below) exceeds 20% and (ii) a claim has been made under the TERI Guarantee Agreement and TERI has failed to fully satisfy such claim. Notwithstanding the foregoing, no TERI Trigger Event will be deemed to occur if each rating agency rating the Securities waives the TERI Trigger Event.

     "Cumulative TERI Claims Ratio" means, with respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is equal to the aggregate dollar amount of claims filed against TERI under its Guarantee Agreement from the Closing Date through and including the last day of the Collection Period preceding such Distribution Date and the denominator of which is equal to the dollar amount of the Financed Private Loans guaranteed by TERI as of the Closing Date.

CREDIT ENHANCEMENT

     Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance as of the Closing Date. The amounts on deposit in the Reserve Account to the extent used will be replenished up to the Specified Reserve Account Balance on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the amounts set forth under "Description of the Transfer and Servicing Agreements -- Distributions," all for such Distribution Date.

     "The Specified Reserve Account Balance" with respect to any Distribution Date will be equal to the greater of (i) 0.30% of the aggregate outstanding principal amount of the Notes and the Certificate Balance on such Distribution Date before giving effect to any distribution on such Distribution Date, and
(ii) $1,297,500; provided, however, that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

     Funds will be withdrawn from the Reserve Account to the extent that the amount of Available Funds is insufficient to pay the Servicing Fee on any Monthly Servicing Payment Date and any of the items specified in clauses (i) through (v) under " -- Distributions -- Distributions from Collection Account" on any Distribution Date; provided that amounts on deposit in the Reserve Account shall only be available to cover shortfalls in interest payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such withdrawals from the Reserve Account) is not less than the outstanding principal balance of the Notes. Such funds will be paid from the Reserve Account to the Servicers on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (i) through (v) on a Distribution Date. In addition, on the Final Maturity Dates for the Securities, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Securities to zero. Amounts on deposit in the Reserve Account will not be available to cover any reimbursement for unpaid Excess Servicing Fees, Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution as Available Funds on such Distribution Date. Upon any distribution to the Seller of any amounts included as

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

Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

     The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

     Subordination of the Certificates. The rights of the holders of Certificates to receive payments of interest are subordinated to the rights of the holders of Notes to receive payments of interest (and, in certain circumstances, principal) and the rights of the holders of Certificates to receive payments of principal are subordinated to the rights of the holders of Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account, the Reserve Account and the Pre-Funding Account will be applied to the payment of interest on the Notes before payment of interest on the Certificates and will be applied to the payment of principal on the Notes before payment of principal on the Certificates. In addition if (i) an Event of Default should occur and be continuing under the Indenture or (ii) an Insolvency Event should occur and the Financed Student Loans were liquidated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Also if the outstanding principal balance of the Notes is in excess of the Note Collateralization Amount, principal will be payable to holders of Notes in the amount of such excess to the extent of funds available before any amounts are payable to holders of Certificates. See "Description of the Securities -- The Certificates -- Subordination of the Certificates" and "Risk Factors -- Subordination of Certificates to Notes."

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

     Prior to each Distribution Date, the Administrator (based on the quarterly statements and other information provided to it by the Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

          (i) the amount of the distribution allocable to principal of each class of Securities;

          (ii) the amount of the distribution allocable to interest on each class of Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Formula Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the Investor Index for such Interest Period is 100 basis points greater than the Investor Index of the preceding Determination Date or, with respect to T-Bill Indexed Securities only, the 52 Week T-Bill Rate is 100 basis points less than the T-Bill Rate as of such Determination Date);

          (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (i) above;

          (v) the aggregate outstanding principal balance of each Class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

          (vi) the amount of the Servicing Fee and any Excess Servicing Fee paid to the Servicers and the amount of the Administration Fee paid to the Administrator with respect to such Collection

     Period, and the amount, if any, of the Excess Servicing Fee remaining unpaid after giving effect to any such payment;

          (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

          (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

          (ix) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

          (x) for the first Distribution Date, the amount, if any, of the Subsequent Pool Pre-Funded Amount remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the Noteholders and Certificateholders;

          (xi) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the Noteholders; and

          (xii) the aggregate amount of TERI Guarantee Payments deposited into the Collection Account expressed as a percentage of the Initial Pool Balance.

     "Realized Losses" means, the excess of the principal balance of the Liquidated Student Loans over the Liquidation Proceeds to the extent allocable to principal.

     "52 Week T-Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1999) with certain standards under the Sale and Servicing Agreement relating to the servicing of the Financed Student Loans.

     The Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1999) with all applicable standards under the Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

     The Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of each Servicer or the Administrator, as the case may be, stating that, to his knowledge, such Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1999) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Servicers and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.

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     Copies of such statements and certificates may be obtained by
Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

     The Sale and Servicing Agreement will provide that neither PHEAA nor EFS may resign from its obligations and duties as Servicers thereunder, except upon determination that PHEAA's or EFS's, as the case may be, performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed PHEAA's or EFS's, as the case may be, servicing obligations and duties under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will further provide that neither of the Servicers nor any of their respective directors, officers, employees or agents will be under any liability to the Trust, the Noteholders or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, that neither of the Servicers nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations or duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicers are under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the Sale and Servicing Agreement, any entity into which a Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which a Servicer is a party, or any entity succeeding to the business of a Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of a Servicer, will be the successor of a Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT; ADMINISTRATOR DEFAULT

     "Servicer Default" under the Sale and Servicing Agreement will consist of
(i) any failure by a Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by a Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to such Servicer by the Indenture Trustee, the Eligible Lender Trustee, the other Servicer or the Administrator or (2) to such Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a Servicer and certain actions by a Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations and (iv) failure by a Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

     "Administrator Default" under the Sale and Servicing Agreement or the Administration Agreement will consist of (i)(A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the Business Day prior to any Monthly Servicing Payment Date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three

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

Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (2) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

     As long as a Servicer Default under the Sale and Servicing Agreement or an Administrator Default under the Sale and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the applicable Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee, or the Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for a Servicer or the Administrator, and no Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Servicers under the Sale and Servicing Agreement or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, unless such compensation arrangements will result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event a Servicer Default or an Administrator Default occurs and is continuing, the Indenture Trustee or the holders of Notes, as described above, may remove the applicable Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the holders of Certificates. Moreover, only the Indenture Trustee or the holders of Notes, and not the Eligible Lender Trustee or the holders of Certificates, have the ability to remove a Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by a Servicer in the performance of its obligations under the Sale and Servicing Agreement, or any default by the Administrator of its obligations under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicers and the Administrator which could materially adversely affect the Certificate-

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

holders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

     Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

AMENDMENT

     The Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicers, the Eligible Lender Trustee and the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the holders of Notes or the holders of Certificates; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the holders of Notes or the holders of Certificates or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

INSOLVENCY EVENT

     If any of certain events of insolvency or receivership, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or certain actions by the Seller indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller) to the effect that such group disapproves of the liquidation of the Financed Student Loans and termination of the Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of PHEAA, TERI and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Financed Student Loans and, if any such entity is the highest bidder, the Financed Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the holders of Notes will be delayed and the holders of Notes will incur a loss. If such amounts are not sufficient to pay the Notes and

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

the Certificates in full, the amount of principal returned to the holders of Certificates will be delayed and the holders of Certificates will incur a loss.

     The Trust Agreement provides that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the holders of Certificates will succeed to all the rights of the holders of Notes under the Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

     Under the Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder of Notes or a holder of Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

     The obligations of the Servicers, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the holders of Notes and the holders of Certificates of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less than the Initial Pool Balance, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes and holders of Certificates therefrom, will be conveyed and transferred to the Seller.

     Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the March 2009 Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates (other than the Seller), PHEAA, TERI and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of (i) the Auction Purchase Amount, (ii) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover). If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of

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

any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the March 2009 Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the March 2009 Distribution Date the Specified Collateral Balance shall be reduced to zero and all Available Funds remaining after applying such amounts to pay the Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, the Noteholders' Priority Principal Distribution Amount, if any, and the Certificateholders' Interest Distribution Amount will be paid as principal to the holders of Notes and then to the holders of Certificates until the outstanding principal balance of the Notes and the Certificates has been reduced to zero.

ADMINISTRATOR

     The Seller, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee and the Sale and Servicing Agreement with the Trust, the Seller, the Servicers and the Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the Business Day prior to any Monthly Servicing Payment Date or any Distribution Date, as applicable, (ii) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Monthly Servicing Payment Date and each Distribution Date, (iii) to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Financed Federal Loans, (iv) to prepare (based on the quarterly and annual reports received from the Servicers) and provide monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and (v) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee").

              CERTAIN LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

     The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust constitutes a valid sale and assignment of such Financed Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collections with respect thereto. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, the Financed Student Loans would be considered general intangibles for purposes of the applicable Uniform Commercial Code (the "UCC"). If such transfer is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Eligible Lender Trustee's security interest. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to

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

be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Eligible Lender Trustee's interest from third parties.

     If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans coming into existence after the Closing Date could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Financed Student Loan comes into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loans. Under the Sale and Servicing Agreement, however, the Seller will warrant that it has transferred the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust, except as provided below.

     Pursuant to the Sale and Servicing Agreement, the Servicers as custodians on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans such Servicers are servicing following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in such Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing
Agreements -- Sale of Financed Student Loans; Representations and Warranties" and " -- Servicer Covenants."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure

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

under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

     In the event of a Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to a Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default and Administrator Default."

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the Trust may be liable for certain violations of consumer protection laws that apply to the Financed Student Loans, either as assignee from the Seller or as the party directly responsible for obligations arising after the transfer. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED STUDENT LOANS

     The Higher Education Act, including the implementing regulations thereunder (in the case of Federal Loans), and the Programs impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of Federal Loans and the performance of a creditworthiness evaluation in the case of Private Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicers have agreed pursuant to the Sale and Servicing Agreement to perform collection and servicing procedures on behalf of the Trust with respect to the Financed Student Loans each is servicing. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans could result in adverse consequences. In the case of any such Financed Federal Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans. In the case of the Financed Private Loans, failure to make or service properly such Private Loans in accordance with such procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments from TERI or HICA with respect to such Financed Private Loans.

     Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the Trust's ability to

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pay principal and interest on the Notes and to make distributions in respect of the Certificates. Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase any Financed Student Loan, or a Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Seller or such Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and " -- Servicer Covenants." The failure of the Seller or a Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

     Neither Financed Federal Loans nor Financed Private Loans guaranteed by TERI are generally dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code, unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, Financed Private Loans guaranteed by HICA are generally dischargeable by a borrower in bankruptcy.

                            INCOME TAX CONSEQUENCES

     Set forth below is a general summary of material federal and Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Federal Tax Counsel has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Pennsylvania Tax Counsel has reviewed this summary with respect to Pennsylvania income and franchise tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     With respect to federal tax matters, the summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Federal Tax Counsel, regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

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

SCOPE OF THE TAX OPINIONS

     Federal Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, Federal Tax Counsel will advise the Trust that the Notes will be characterized as debt for federal income tax purposes.

     Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     Tax Characterization of the Notes and the Trust. Federal Tax Counsel will, prior to the issuance of the Notes, deliver its opinion that based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be treated as debt for federal income tax purposes. There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes.

     Federal Tax Counsel will also deliver its opinion that based on the applicable provisions of the Trust Agreement and related documents, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. If the Trust were taxable for federal income tax purposes as a corporation, the income from the Financed Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes.

     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

     Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Based on the above assumptions, the Notes will not be considered issued with original issue discount. However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on an accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID. A holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with an appropriate statement (on Form W-8 or similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a relevant signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     On October 6, 1997, Treasury Regulations (the "New Withholding Tax Regulations") were issued which alter the rules described above in certain respects. The New Withholding Tax Regulations generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. Prospective investors should consult their tax advisors concerning the requirements imposed by the New Withholding Tax Regulations and their effect on the holding of the Notes.

     Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. Prospective investors should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the New Withholding Tax Regulations.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     The activities to be undertaken by PHEAA, as Servicer in servicing and collecting the Financed Student Loans it is servicing will take place in Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

     Tax Characterization of the Trust. Federal Tax Counsel will, prior to the issuance of the Certificates, deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Seller and the Servicers will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership.

     If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust).

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Financed Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from Eligible Investments in the Trust Accounts and any gain upon collection or disposition of the Financed Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of the Financed Student Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, payments on the Certificates at the Certificate Rate (including accruals on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and the Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) prepayment premium, if any, payable to the Certificateholders for such month, and (ii) any Trust income attributable to discount on the Financed Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price. Such allocation will be reduced by any amortization by the Trust of premium on Financed Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. It is believed that this allocation will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period based on the Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Certificateholders will, in effect, be required to report income from the Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Additionally, all of the guaranteed payments and the taxable income allocated to a Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicers) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Financed Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse affect on Certificateholders.

     Discount and Premium. It is believed that the Financed Student Loans will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Financed Student Loans may be greater or less than the remaining principal balance of the Financed Student Loans at the time of purchase. If so, the Financed Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) The Trust will make an

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

election that will result in any such market discount on the Financed Student Loans being included in income currently as such discount accrues over the life of the loans. As indicated above, a portion of such market discount income will be allocated to Certificateholders. Similarly, the Trust will make an election to amortize any market premium over the life of the Financed Student Loans, which could result in additional deductions allocated to the Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust (which include the Certificates and the Seller's interest) are sold or exchanged within a 12-month period. If such a termination occurs the Trust will be considered to contribute all of its assets and its liabilities to the Trust, as a new partnership (the "New Partnership"), for an interest in the New Partnership; and immediately thereafter, the Trust, as the former partnership (the "Terminated Partnership"), will be considered to distribute interests in the New Partnership to the Certificateholders in proportion to their respective interests in the Terminated Partnership in liquidation of the Terminated Partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Disposition of Certificates. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Financed Student Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

     The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

     Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

     The Seller, will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. If the Trust is considered to be engaged in a trade or business in the United States, it may be required to withhold taxes on income allocable to non-U.S. Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Because it is unclear whether the Trust would be engaged in a trade or business in the

United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury Regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the computation of the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.

     The New Withholding Tax Regulations modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. The New Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1999. Prospective investors are urged to consult their tax advisors with respect to the effect of the New Withholding Tax Regulations.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding and the procedure for obtaining the exemption, and the potential impact of the New Withholding Tax Regulations.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

     Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

     THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSE-

QUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

     No Certificates may be purchased for, or on behalf of, any Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

     If the Securities are Certificates, the purchaser is deemed to have represented that it is not acquiring the Certificates directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan. If the Securities are Notes, the purchaser is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A-1 Notes, Class A-2 Notes and Certificates set forth opposite its name:

                               PRINCIPAL       PRINCIPAL
                               AMOUNT OF       AMOUNT OF       PRINCIPAL
                               CLASS A-1       CLASS A-2       AMOUNT OF
        UNDERWRITER              NOTES           NOTES        CERTIFICATES       TOTAL
        -----------           ------------    ------------    ------------    ------------
Credit Suisse First Boston
  Corporation...............  $130,000,000    $285,200,000    $17,300,000     $432,500,000
McDonald Investments........  $130,000,000    $285,200,000    $17,300,000     $432,500,000
                              ------------    ------------    -----------     ------------
     Total..................  $260,000,000    $570,400,000    $34,600,000     $865,000,000
                              ============    ============    ===========     ============

     In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (i) all the Notes offered hereby if any of the Notes are purchased and (ii) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the covering page of this Prospectus, and to certain dealers at such prices less a concession not in excess of 0.130% per Class A-1 Note, 0.215% per Class A-2 Note and 0.315% per Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.100% per Class A-1 Note, 0.150% per Class A-2 Note and 0.250% per Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

     Credit Suisse First Boston Corporation has informed the Seller that it does not expect discretionary sales by the Underwriters to exceed 5% of the aggregate principal amount of the Notes and the Certificates being offered hereby.

     The Seller does not intend to apply for listing of the Securities on a national securities exchange, but has been advised by Credit Suisse First Boston Corporation that it intends to, and by McDonald Investments that it may, make a market in the Securities. The Underwriters are not obligated, however, to make a market in the Securities and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

     The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Credit Suisse First Boston Corporation is engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking services.

     After the initial distribution of the Securities by the Underwriters, this Prospectus may be used by McDonald Investments, an affiliate of the Seller and KeyCorp, or its successors, in connection with offers and sales relating to market-making transactions in the Securities. McDonald Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

     Pursuant to an Agreement and Plan of Merger dated as of June 15, 1998 between KeyCorp and McDonald & Company Investment, Inc. ("McDonald"), a full-service investment banking and securities brokerage company headquarted in Cleveland, Ohio, on October 23, 1998, McDonald was merged with and into KeyCorp. On November 9, 1998, the merger of Key Capital Markets, Inc., a wholly-owned broker-dealer subsidiary of KeyCorp, into McDonald & Company Securities, Inc. (a wholly-owned subsidiary of the former McDonald) was completed and the surviving entity was renamed McDonald Investments Inc., A KeyCorp Company. McDonald Investments may engage in market-making transactions as described above.

     The Seller has also agreed to pay the Underwriters a structuring fee equal to $864,567.

                                 LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller and the Administrator by Forrest F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine & Flory LLP. Certain Pennsylvania state income tax matters will be passed upon for the Trust by Kirkpatrick & Lockhart LLP.

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                 PAGE
                                                                -------
1992 Amendments.............................................         23
1998 Amendments.............................................         26
1998 Reauthorization Bill...................................         26
52 Week T-Bill Rate.........................................        102
91-day Treasury Bill Rate...................................         46
AACSB.......................................................         41
accrued interest factor.....................................         79
Additional Funding..........................................         90
Additional Student Loans....................................         12
Administration Agreement....................................          4
Administration Fee..........................................    37, 107
Administrator...............................................       2, 4
Administrator Default.......................................        103
Applicable Trustee..........................................         85
ASA.........................................................          8
Assigned Rights.............................................         21
Auction Purchase Amount.....................................         19
Available Funds.............................................         96
Available Loan Purchase Funds...............................         15
Bank........................................................         37
Bar Exam Loan...............................................         41
Benefit Plan................................................        118
Capped Amount...............................................     18, 95
Cede........................................................      2, 84
Cedel.......................................................          3
Cedel Participants..........................................         86
Certificate Balance.........................................         98
Certificate Pool Factor.....................................         75
Certificate Rate............................................         78
Certificateholder...........................................         85
Certificateholders..........................................         36
Certificateholders' Distribution Amount.....................         98
Certificateholders' Interest Carryover Shortfall............         98
Certificateholders' Interest Distribution Amount............         98
Certificateholders' Interest Index Carryover................          6
Certificateholders' Principal Distribution Amount...........         98
Certificates................................................       1, 3
Class A-1 Note Pool Factor..................................         75
Class A-1 Notes.............................................       1, 3

                                                                 PAGE
                                                                -------
Class A-2 Note Pool Factor..................................         75
Class A-2 Notes.............................................       1, 3
Code........................................................        110
Cohort Default Rate.........................................         73
Collection Account..........................................         13
Collection Period...........................................         10
Commission..................................................          2
Consolidation Loans.........................................         54
Cooperative.................................................         86
cumulative cash reserves....................................         68
Cumulative TERI Claims Ratio................................     7, 100
Deferral....................................................         61
Deferral Period.............................................         47
Definitive Certificates.....................................         87
Definitive Notes............................................         87
Definitive Securities.......................................         87
Department..................................................       4, 9
Depositaries................................................         84
Depository..................................................         75
Determination Date..........................................         96
DOE Data Book...............................................         68
                                                                  2, 3,
DTC.........................................................         84
DTC Services................................................         85
ECMC........................................................          8
EFS.........................................................   1, 3, 38
Eligible Deposit Account....................................         90
Eligible Institution........................................         90
Eligible Investments........................................         90
Eligible Lender Trustee.....................................          3
Eligible Student............................................         40
Equity Interest.............................................        118
ERISA.......................................................         20
Escrow Account..............................................         13
Euroclear...................................................      3, 86
Euroclear Operator..........................................         86
Euroclear Participants......................................         86
Event of Default............................................         81
Excess Servicing Fee........................................     18, 95
Exchange Act................................................          2
Expected Interest Collections...............................         77
FDIA........................................................         31
FDIC........................................................         31
Federal Assistance..........................................         44

                                                                 PAGE
                                                                -------
Federal Consolidation Loan..................................         49
Federal Consolidation Loan Rebate...........................         51
Federal Consolidation Loans.................................         40
Federal Direct Student Loan Program.........................         25
Federal Guarantee Agreements................................         39
Federal Guarantors..........................................          8
Federal Loans...............................................         23
Federal Origination Fee.....................................         25
Federal Programs............................................         25
Federal Tax Counsel.........................................         19
FFELP.......................................................         30
Financed Federal Loans......................................       4, 8
Financed Private Loans......................................       4, 9
Financed Student Loans......................................          4
FIRREA......................................................         31
Forbearance.................................................         61
Forbearance Period..........................................         47
foreign person..............................................        112
Formula Rate................................................      5, 76
Funding Period..............................................         12
Grace.......................................................         60
Grace Period................................................         46
Graduate Loan Programs......................................         39
Graduate Schools............................................         39
Guarantee Agreement.........................................         24
Guarantee Agreements........................................         40
Guarantee Fee Advance.......................................         53
Guarantee Payments..........................................         24
Guarantor...................................................         40
Guarantors..................................................      9, 40
HICA........................................................          9
Higher Education Act........................................      9, 39
Indenture...................................................          4
Indenture Trustee...........................................          3
Index Maturity..............................................         80
Indirect Participants.......................................         85
Industry....................................................         85
Initial Financed Student Loans..............................         12
Initial Pool Balance........................................         10
In-School...................................................         60
Interest Period.............................................         76
Interest Subsidy Payments...................................         44
Interim.....................................................         52

                                                                 PAGE
                                                                -------
Investment Earnings.........................................         90
Investor Index..............................................      5, 76
IRS.........................................................        110
LIBOR Determination Date....................................         80
Liquidated Student Loans....................................         96
Liquidation Proceeds........................................         96
Loan Purchase Termination Date..............................         12
Lock-In Period..............................................         79
Margin......................................................      5, 76
Maximum TERI Payments Amount................................     15, 23
McDonald....................................................        119
McDonald Investments........................................          1
Minimum Purchase Amount.....................................    18, 106
Monthly Rebate Fee..........................................         25
Monthly Servicing Payment Date..............................         14
Net Government Receivable...................................         98
new borrowers...............................................         45
New Partnership.............................................        115
New Withholding Tax Regulations.............................        112
Note Collateralization Amount...............................         99
Note Interest Rate..........................................         76
Noteholder..................................................         85
Noteholders.................................................         36
Noteholders' Distribution Amount............................         99
Noteholders' Interest Carryover Shortfall...................         99
Noteholders' Interest Distribution Amount...................         99
Noteholders' Interest Carryover Shortfall...................         99
Noteholders' Interest Index Carryover.......................          6
Noteholders' Principal Distribution Amount..................         99
Noteholders' Priority Principal Distribution Amount.........         99
Notes.......................................................       1, 3
NSLP........................................................          8
Obligors....................................................         99
OID.........................................................        111
OID regulations.............................................        111
original principal amount of outstanding loans..............         68
Other Additional Pre-Funded Amount..........................     11, 91
Other Additional Pre-Funding Subaccount.....................     11, 91
Other Student Loans.........................................         12
Other Subsequent Student Loans..............................         12
Participants................................................         76
Pennsylvania Tax Counsel....................................         19
PHEAA.......................................................   1, 3, 37

                                                                 PAGE
                                                                -------
Plan Assets Regulation......................................        118
Pool Balance................................................     10, 99
Pool Factor.................................................         75
Pre-Funded Amount...........................................         11
Pre-Funding Account.........................................         11
Prepayments.................................................         32
Principal Distribution Amount...............................      7, 99
Private Consolidation Guarantee Fee.........................         54
Private Consolidation Loan..................................         54
Private Consolidation Loans.................................         40
Private Guarantee Agreements................................         40
Private Guarantors..........................................      9, 40
Private Loan Repayment Commencement Date....................         53
Private Loans...............................................         24
Programs....................................................         40
PTCE........................................................        118
Purchase Amount.............................................         89
Purchase Price..............................................         11
Realized Losses.............................................        102
Reference Bank..............................................         81
Registration Statement......................................          2
Related Documents...........................................         84
Repayment...................................................         52
Reserve Account.............................................         15
Reserve Account Initial Deposit.............................         15
Residency Loan..............................................         41
Rules.......................................................         86
Secretary...................................................         26
Securities..................................................       1, 3
Securities Act..............................................          2
Securityholder..............................................         85
Seller......................................................       1, 3
Seller Insolvency Event.....................................        105
Seller Trusts...............................................         28
Serial Loans................................................         91
Servicer....................................................       1, 3
Servicer Default............................................        103
Servicers...................................................          3
Servicing Fee...............................................     17, 95
Servicing Fee Percentage....................................     17, 95
SLS Loans...................................................         40
SLS Program.................................................         48
Special Allowance Payments..................................         44

                                                                 PAGE
                                                                -------
Special Determination Date..................................          8
Specified Collateral Balance................................     7, 100
Specified Reserve Account Balance...........................    15, 100
Stafford Loans..............................................     40, 44
Statistical Cutoff Date.....................................          8
Student Loan Rate...........................................         76
Student Loans...............................................       1, 4
Subsequent Cutoff Date......................................         92
Subsequent Pool.............................................          8
Subsequent Pool Pre-Funded Amount...........................          8
Subsequent Pool Pre-Funding Subaccount......................     11, 91
Subsequent Pool Student Loans...............................         12
Systems.....................................................         85
T-Bill Rate.................................................         79
Telerate Page 3750..........................................         81
TERI........................................................          9
TERI Trigger Event..........................................     7, 100
Terminated Partnership......................................        115
Terms and Conditions........................................         87
Three-Month LIBOR...........................................         80
total loans outstanding.....................................         72
Transfer Agreement..........................................         92
Transfer and Servicing Agreements...........................         89
Transfer Date...............................................     13, 92
Trust.......................................................       1, 3
Trust Accounts..............................................         90
Trust Agreement.............................................          3
Underlying Federal Loan.....................................         49
Underlying Private Loans....................................         54
Underwriters................................................     1, 119
Underwriting Agreements.....................................        119
unrelated business taxable income...........................        111
Unsubsidized Stafford Loans.................................         44
UCC.........................................................        107

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Reports to Securityholders............    2
Incorporation of Certain Documentation
  by Reference........................    2
Summary of Terms......................    3
Risk Factors..........................   21
Formation of the Trust................   36
Use of Proceeds.......................   37
The Seller, the Administrator and the
  Servicers...........................   37
The Student Loan Financing Business...   39
The Financed Student Loan Pool........   55
Pool Factors and Trading
  Information.........................   75
Description of the Securities.........   75
Description of the Transfer and
  Servicing Agreements................   89
Certain Legal Aspects of the Financed
  Student Loans.......................  107
Income Tax Consequences...............  110
ERISA Considerations..................  118
Underwriting..........................  119
Legal Matters.........................  120
Index of Principal Terms..............  121

     UNTIL MAY 4, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $865,000,000

                              KEYCORP STUDENT LOAN
                                  TRUST 1999-A

                                  $260,000,000
                            FLOATING RATE CLASS A-1
                               ASSET BACKED NOTES

                                  $570,400,000
                            FLOATING RATE CLASS A-2
                               ASSET BACKED NOTES

                                  $34,600,000
                                 FLOATING RATE
                           ASSET BACKED CERTIFICATES

                                 KEY BANK USA,
                              NATIONAL ASSOCIATION
                                     SELLER
                            -----------------------

                                   PROSPECTUS

                            -----------------------
                           CREDIT SUISSE FIRST BOSTON

                              MCDONALD INVESTMENTS
                               A KEYCORP COMPANY

             ------------------------------------------------------
             ------------------------------------------------------